UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
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Filed by a Party other than the Registrant ☐
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☑ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12
LANCASTER COLONY CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
PROPOSAL NO. 1
CORPORATE GOVERNANCE
BOARD COMMITTEES AND MEETINGS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION
COMPENSATION OF DIRECTORS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
COMPENSATION COMMITTEE REPORT
AUDIT COMMITTEE REPORT
PROPOSAL NO. 2
AUDIT AND RELATED FEES
PROPOSAL NO. 3
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SHAREHOLDER PROPOSALS
OTHER MATTERS
APPENDIX A

In accordance with Rule 14a-6(d) under Regulation 14A of the Securities Exchange Act of 1934, as amended, please be advised that the Corporation intends to release definitive copies of the proxy statement to security holders on or about October 17, 2007.
PRELIMINARY COPY

37 West Broad Street
Columbus, Ohio 43215
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held November 19, 2007
     The Annual Meeting of Shareholders (the “Annual Meeting”) of Lancaster Colony Corporation (the “Corporation”) will be held at 11:00 a.m., Eastern Standard Time, on November 19, 2007, in the Lilac Room at The Hilton Columbus at Easton, 3900 Chagrin Drive, Columbus, Ohio 43219.
     The meeting will be held for the following purposes:
1.	To elect three directors, each for a term that expires in 2010;

2.	To ratify the selection of Deloitte & Touche LLP as the Corporation’s independent registered public accounting firm for the year ending June 30, 2008;

3.	To approve a proposed amendment to the Corporation’s Code of Regulations to conform with a new requirement of The NASDAQ Stock Market LLC regarding uncertificated shares; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.
     By action of the Board of Directors, only persons who are holders of record of shares of the Corporation at the close of business on September 21, 2007 will be entitled to notice of and to vote at the Annual Meeting.
     It is very important that you cast your vote in this year’s Annual Meeting. If you do not expect to attend the Annual Meeting, please sign, date and return the ENCLOSED WHITE PROXY CARD, which is being solicited by the Corporation’s Board of Directors. A self-addressed envelope which requires no postage is enclosed for your convenience in returning the proxy. Its prompt return would be appreciated. The giving of the proxy will not affect your right to vote in person should you find it convenient to attend the Annual Meeting. If you are the beneficial owner of shares held in “street name” by a broker, bank or other nominee, the broker, bank or nominee, as the record holder of the shares, should have enclosed a voting instruction card for you to use in directing it on how to vote your shares.
John B. Gerlach, Jr.
Chairman of the Board,
Chief Executive Officer
and President
October    , 2007

LANCASTER COLONY CORPORATION
37 West Broad Street
Columbus, Ohio 43215
PROXY STATEMENT
General Information
     This Proxy Statement is furnished to the shareholders of Lancaster Colony Corporation (the “Corporation”) in connection with the solicitation by the Board of Directors of the Corporation of proxies to be used in voting at the Annual Meeting of Shareholders to be held November 19, 2007, in the Lilac Room of The Hilton Columbus at Easton, 3900 Chagrin Drive, Columbus, Ohio 43219, at 11:00 a.m., Eastern Standard Time (the “Annual Meeting”). The enclosed white proxy card, if completed and forwarded to the Corporation prior to the Annual Meeting, will be voted in accordance with the instructions contained therein. The proposals referred to on the enclosed white proxy card are described in this Proxy Statement. This Proxy Statement and enclosed white proxy card are first being mailed to shareholders on or about October   , 2007.
     A proxy may be revoked by the person giving it any time before it is exercised. Such revocation, to be effective, must be communicated to the Secretary or Assistant Secretary of the Corporation prior to the Annual Meeting. The presence of a shareholder at the Annual Meeting will not revoke his or her proxy unless specific notice thereof is given to the Secretary or Assistant Secretary of the Corporation.
     The Corporation will bear the cost of solicitation of proxies, including any charges and expenses of brokerage firms and others for forwarding solicitation material to the beneficial owners of the Corporation’s shares. The Corporation has retained the services of Georgeson Inc. (“Georgeson”), a professional proxy solicitation firm, to aid in the solicitation of proxies. Georgeson may solicit proxies by personal interview, mail, telephone and electronic communications. The Corporation expects that it will pay or reimburse Georgeson (i) a base fee of $17,500, and (ii) for costs and expenses incurred by Georgeson in connection with Georgeson’s performance of these services. In addition, proxies may be solicited by personal interview, mail, telephone and electronic communications through the efforts of officers and regular employees of the Corporation.
     The Board of Directors has fixed the close of business on September 21, 2007 as the record date for the determination of shareholders entitled to receive notice and to vote at the Annual Meeting or any adjournments or postponements thereof. At September 21, 2007, the Corporation had outstanding and entitled to vote 30,200,812 shares of Common Stock, without par value (“Common Stock”), with each share of Common Stock entitling its holder to one vote. The Corporation has no other class of stock outstanding.
     The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Corporation is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Proxies reflecting abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Broker non-votes are those where brokers, who hold their customers’ shares in street name, sign and submit proxies for such shares and fail to vote such shares on some matters.
     If you are the beneficial owner of shares held in “street name” by a broker, bank or other nominee, the broker, bank or nominee, as the record holder of the shares, should have enclosed a voting instruction card for you to use in directing it on how to vote your shares.

     The election of the director nominees requires the favorable vote of a plurality of all votes cast by the holders of the Common Stock at a meeting at which a quorum is present. Broker non-votes and proxies marked “Withhold” will not be counted toward the election of directors or toward the election of individual nominees specified in the form of proxy and, thus, will have no effect. The ratification of the Corporation’s independent registered public accounting firm for the year ending June 30, 2008 also requires the favorable vote of a plurality of all votes cast by the holders of the Common Stock at a meeting at which a quorum is present. Broker non-votes and abstentions will have no effect on the outcome of this proposal. The approval of the proposed amendment to the Corporation’s Code of Regulations regarding uncertificated shares requires the affirmative vote of a majority of the holders of the Common Stock entitled to vote for the election of directors. For purposes of determining the outcome of this proposal, abstentions and broker non-votes will have the same effect as a vote against the proposed amendment.
PROPOSAL NO. 1
NOMINATION AND ELECTION OF DIRECTORS
     The Board of Directors of the Corporation currently consists of nine members and is divided into three classes of three members each. The members of the three classes are elected to serve for staggered terms of three years. Pursuant to Section 2.04 of the Corporation’s Code of Regulations, the number of directors constituting each class will, as nearly as practicable, be equal.
     The names and ages of the Corporation’s nominees for director and continuing directors, their principal occupations during the past five years and certain other information are listed below. Each of the nominees is a director standing for re-election and has consented to stand for election to a term as described above. In the event that any of the nominees becomes unavailable to serve as a director before the Annual Meeting, the Board of Directors will designate a new nominee, and the persons named as proxies will vote for that substitute nominee.
     The Board of Directors recommends a vote “FOR” the election of each of the nominees listed below by executing and returning the ENCLOSED WHITE PROXY CARD.
Nominees for Term to Expire in 2010

Name	Principal Occupation	Age	Director Since
John L. Boylan	Chief Financial Officer and Vice President of the Corporation since 1996; and Treasurer of the Corporation since 1990	52	1998

Henry M. O’Neill, Jr.	Chairman and Chief Executive Officer of IRTH Solutions, Inc., a voice response systems company, since 1988	72	1976

Zuheir Sofia	Chairman of Sofia & Company, Inc., a financial advisory firm, since 1998; and President, Chief Operating Officer and Treasurer of Huntington Bancshares Incorporated from 1984 to 1998 (1)	63	1998

(1)	Mr. Sofia is also a director of Dominion Homes, Inc.

Continuing Directors

			Term	Director
Name	Principal Occupation	Age	Expires	Since
Robert L. Fox	Financial Consultant for A.G. Edwards & Sons, Inc., a stock brokerage firm, since December 2005; and Financial Adviser for Advest, Inc., a stock brokerage firm, from 1978 to November 2005	58	2008	1991

John B. Gerlach, Jr.	Chairman of the Board, Chief Executive Officer and President of the Corporation since 1997 (1)	53	2008	1985

Edward H. Jennings	Retired since 2002; President Emeritus of The Ohio State University since 1990; Interim President of The Ohio State University from July 1, 2002 to September 30, 2002; and Professor of Finance at The Ohio State University from 1990 to 2002(2)	70	2008	1990

James B. Bachmann	Retired since 2003; and Managing Partner of the Columbus, Ohio office of Ernst & Young LLP, a registered independent public accounting firm, from 1992 to 2003(3)	64	2009	2003

Neeli Bendapudi	Executive Vice President and Chief Customer Officer of Huntington National Bank since April 2007; and Associate Professor of Marketing at The Ohio State University from 1996 to March 2007	44	2009	2005

Robert S. Hamilton	Retired since 2000; Vice Chairman Emeritus of Liqui-Box Corporation, a plastic packaging manufacturer, from April 2000 to October 2000; and President, Chief Operating Officer and Vice Chairman of Liqui-Box Corporation from 1989 to April 2000	79	2009	1985

(1)	Mr. Gerlach is also a director of Huntington Bancshares Incorporated.

(2)	Mr. Jennings is also a director of Freedom Bank.

(3)	Mr. Bachmann is also a director of Abercrombie & Fitch Co.
Advance Notice of Shareholder Nominees
     On September 20, 2007, Barington Companies Equity Partners, L.P., a Delaware limited partnership (“Barington”), which has reported that it is part of a group of shareholders (the “Barington Group”) that together beneficially owns 1,694,321 shares of the Common Stock as of September 14, 2007, notified the Corporation of its intention to nominate for election three individuals to the Board of Directors.
     On October 10, 2007, the Corporation entered into an agreement (the “Agreement”) with the Barington Group under which the Barington Group withdrew its notice of intent to nominate persons for election as directors at the Annual Meeting, agreed to vote its shares in favor of the Corporation’s nominees for director at the Annual Meeting and agreed to abide by certain limited standstill provisions. The Corporation’s obligations under the Agreement include:
•	appointing to the Board of Directors a new independent director who is mutually acceptable to both the Corporation and the Barington Group and whose term will expire at the Corporation’s annual meeting in 2010;

•	forming a task force to continue the Corporation’s work on improving its operations, productivity and profitability;

•	establishing a goal of repurchasing, subject to market conditions and compliance with laws, at least 2.0 million shares of the Corporation’s common stock during the fiscal year ending June 30, 2008;

•	using commercially reasonable efforts toward the goal of completing its previously announced review of strategic alternatives for its nonfood businesses by August 31, 2008;

•	establishing a lead independent director; and

•	having the Nominating and Governance Committee perform a review of the Corporation’s corporate governance policies.

CORPORATE GOVERNANCE
     The Board of Directors has standing Audit, Compensation, and Nominating and Governance Committees. In addition, the Board of Directors has adopted a Corporate Governance Program that includes Corporate Governance Principles and a Code of Business Ethics. The charters of each of the committees and the Corporate Governance Principles and Code of Business Ethics are posted on the corporate governance page of the Corporation’s web site at www.lancastercolony.com.
     Director Independence — The Board of Directors and the Nominating and Governance Committee have reviewed and evaluated transactions and relationships with Board members to determine the independence of each of the members. The Board of Directors does not believe that any of its non-employee members have relationships with the Corporation that would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director. The Board and the Nominating and Governance Committee have determined that a majority of the Board’s members are “independent directors,” as that term is defined in the applicable listing standards of The NASDAQ Stock Market LLC (“NASDAQ”). The Board of Directors of the Corporation has identified and determined that Ms. Bendapudi and Messrs. Bachmann, Fox, Hamilton, Jennings, O’Neill and Sofia are independent directors. In determining that Ms. Bendapudi is an independent director, the Board considered that, in April 2007, Ms. Bendapudi became an Executive Vice President and Chief Customer Officer of Huntington National Bank, which is one of the Corporation’s lenders. Ms. Bendapudi is primarily responsible for various customer service matters in connection with her employment with Huntington National Bank. In her work for Huntington, Ms. Bendapudi has no direct or indirect involvement with the Corporation’s relationship with Huntington National Bank.
     Board Attendance — Each member of the Board of Directors is expected to make a reasonable effort to attend all meetings of the Board of Directors, all applicable committee meetings, and each annual meeting of shareholders. All members of the Board of Directors attended the 2006 Annual Meeting of Shareholders, and each of the current members of the Board of Directors is expected to attend the 2007 Annual Meeting. The Board of Directors held a total of nine meetings during fiscal 2007. Each director attended at least 75% of the aggregate meetings of the Board of Directors and the committees on which they served during fiscal 2007.
     Corporate Governance Principles — The Board of Directors, on the recommendation of the Nominating and Governance Committee, adopted a set of Corporate Governance Principles in August 2005. The Corporate Governance Principles relate to the role, composition, structure and functions of the Board of Directors. The Nominating and Governance Committee is responsible for periodically reviewing these Corporate Governance Principles and recommending any changes to the Board of Directors.
     Code of Business Ethics — The Corporation has adopted a Code of Business Ethics that informs the Corporation’s directors and employees of their legal and ethical obligations to the Corporation and sets a high standard of business conduct. The Code of Business Ethics applies to all employees and, where applicable, to directors of the Corporation. The Corporation intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding any amendment to, or waiver from, any provision (including the standards listed under Item 406(b) of Regulation S-K) of the Code of Business Ethics that applies to the

Corporation’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions by posting such information on the Corporation’s web site.
     Shareholder Communication with the Board of Directors — Any of the directors may be contacted by writing to them at: Board of Directors, c/o Corporate Secretary’s Office, Lancaster Colony Corporation, 37 West Broad Street, Columbus, Ohio 43215. The independent directors have requested that the Secretary of the Corporation act as their agent in processing any communications received. All communications that relate to matters that are within the scope of responsibilities of the Board of Directors and its committees will be forwarded to the independent directors. Communications relating to matters within the responsibility of one of the committees of the Board of Directors will be forwarded to the Chairperson of the appropriate committee. Communications relating to ordinary business matters are not within the scope of the Board of Directors’ responsibility and will be forwarded to the appropriate officer at the Corporation. Solicitations, advertising materials, and frivolous or inappropriate communications will not be forwarded.
BOARD COMMITTEES AND MEETINGS
     Audit Committee — The Board of Directors has established an audit committee (the “Audit Committee”) in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, that currently consists of Messrs. Bachmann, Hamilton, Jennings and Sofia. Mr. Bachmann serves as Chairperson of the Audit Committee. It has been determined by the Corporation’s Board of Directors that each member of the Audit Committee meets the applicable NASDAQ independence requirements and that Mr. Bachmann is an Audit Committee “financial expert,” as defined in Item 407(d)(5) of Regulation S-K, due to his business experience and background described previously within this Proxy Statement. The Audit Committee operates pursuant to a charter that was approved by the Corporation’s Board of Directors in May 2004 and amended in May 2007. A copy of the Audit Committee charter is attached to this Proxy Statement as Appendix A. The duties of the Audit Committee include the responsibility of reviewing financial information (both external and internal) about the Corporation and its subsidiaries so as to assure (i) that the overall audit coverage of the Corporation and its subsidiaries is satisfactory and appropriate to protect the shareholders from undue risks and (ii) that an adequate system of internal financial control has been designed and implemented throughout the Corporation and is being effectively maintained. Additionally, the Audit Committee has sole authority and direct responsibility with respect to the appointment, compensation, retention and oversight of the Corporation’s independent registered public accounting firm, or independent auditor. Also, as part of its duties, the Audit Committee has adopted procedures for receiving and acting on complaints received by the Corporation regarding accounting, internal accounting controls and auditing issues. Such complaints should be sent to the attention of the Corporate Secretary’s Office, Lancaster Colony Corporation, 37 West Broad Street, Columbus, Ohio 43215. The Audit Committee held seven meetings during fiscal 2007.
     Compensation Committee — The Board of Directors has established a compensation committee (the “Compensation Committee”) that currently consists of Messrs. Fox, Hamilton, Jennings and O’Neill. Mr. Jennings serves as Chairperson of the Compensation Committee. It has been determined by the Corporation’s Board of Directors that each member of the Compensation Committee meets NASDAQ independence requirements. The Committee operates pursuant to a charter that was approved by the Board of Directors in May 2004. The duties of the Compensation Committee include annual determination of the compensation of the Chief Executive Officer and review and approval of goals and objectives relevant to his activities, review and approval of the Chief Executive Officer’s recommendations as to the compensation to be paid other executive officers of the Corporation, establishing that all compensation for executive officers is in compliance with securities law provisions, and review and approval of the

Corporation’s equity-based incentive programs. The charter does not provide the Compensation Committee with any delegation authority regarding its duties. See the discussion below under “Compensation Discussion and Analysis” and “Compensation of Directors” for more information about the Compensation Committee’s processes and procedures. The Compensation Committee held four meetings during fiscal 2007.
     Nominating and Governance Committee — The Board of Directors has established a nominating and governance committee (the “Nominating and Governance Committee”) that currently consists of Messrs. Fox, O’Neill and Sofia and Ms. Bendapudi. Mr. Sofia serves as Chairperson of the Nominating and Governance Committee. It has been determined by the Corporation’s Board of Directors that each member of the Nominating and Governance Committee meets NASDAQ independence requirements. The Committee operates pursuant to a charter that was approved by the Board of Directors in May 2004 and amended in August 2005. The duties of the Nominating and Governance Committee include identification and nominations to the Board of Directors of candidates for election as directors of the Corporation and the development and review of a set of Corporate Governance Principles. The Nominating and Governance Committee held three meetings during fiscal 2007. As part of its assigned duties, the Nominating and Governance Committee has reviewed the Corporate Governance Principles and found them to be acceptable in scope and application and has so reported to the Board of Directors.
     The Nominating and Governance Committee uses different sources to identify Board of Directors candidates, including the Corporation’s executive officers and current members of the Board of Directors. The Nominating and Governance Committee also considers the nomination of director candidates recommended by shareholders in conformance with the tests and standards outlined in the Nominating and Governance Committee’s charter. The Nominating and Governance Committee uses the same manner and process for evaluating every candidate for Board of Directors membership, regardless of the original source of the candidate’s nomination. Recommendations to the Nominating and Governance Committee from shareholders regarding candidates must be delivered to the Corporation’s Corporate Secretary no later than June 30 of the year in which such shareholder proposes that the recommended candidate stand for election. Section 2.03 of the Corporation’s Code of Regulations authorizes director nominations to be made by shareholders if the conditions specified therein are met, including the giving of advance notice and the furnishing of certain personal background information and a written statement from the proposed candidate agreeing to be identified in the proxy statement as a nominee and, if elected, to serve as a director. The Nominating and Governance Committee currently has not set specific, minimum qualifications or criteria for nominees that it proposes for Board of Directors membership, but evaluates the entirety of each candidate’s credentials. The Nominating and Governance Committee believes, however, that the Corporation will be best served if its directors bring to the Board a variety of experience and backgrounds and, among other things, demonstrated integrity, executive leadership and financial, marketing or business knowledge and experience.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     To the Corporation’s knowledge, based solely on its review of copies of forms filed with the Securities and Exchange Commission (“SEC”), all filing requirements applicable to the officers, directors and beneficial owners of more than 10% of the outstanding Common Stock under Section 16(a) of the Securities Exchange Act of 1934, as amended, were complied with during the fiscal year ended June 30, 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
     The following shareholders have beneficial ownership, directly or indirectly, of more than five percent of the outstanding Common Stock as of September 21, 2007:

	Nature of	Amount of	Percent
Name and Address of Beneficial Owner	Beneficial Ownership	Beneficial Ownership	of Class(1)
John B. Gerlach, Jr.(2)(3)(4)(5)(6)(7)	Direct and indirect	8,285,234	27.43%
c/o Lancaster Colony Corporation 37 West Broad Street Columbus, Ohio 43215

Dareth A. Gerlach(8)	Direct and indirect	5,939,068	19.67%
c/o Lancaster Colony Corporation 37 West Broad Street Columbus, Ohio 43215

Barington Companies Equity	Direct and indirect	1,694,321	5.61%
Partners, L.P. et al.(9) 888 Seventh Avenue, 17th Floor New York, NY 10019

(1)	Percentages based upon 30,200,812 shares outstanding as of September 21, 2007.

(2)	Holdings include shares owned by spouse and minor children and shares held in custodianship or as trustee. Mr. Gerlach disclaims beneficial ownership in such holdings with respect to 7,520,826 shares.

(3)	Mr. Gerlach, a trustee of Gerlach Foundation, Inc., shares voting and investment power in this foundation, which is a private charitable foundation. Gerlach Foundation, Inc. holds 346,826 shares. These shares are included in the above table. The FG Foundation, a supporting foundation (of which Mr. Fox and Mr. Gerlach serve as trustees) of a public charitable foundation, Fox Foundation, Inc., and Gerlach Foundation, Inc. together control an additional 620,122 shares held by Lehrs, Inc. The shares held by Lehrs, Inc. are also included in the total number of shares held by Mr. Gerlach. Mr. Gerlach is also an officer of Lancaster Lens, Inc. and shares voting and investment power with respect to the 159,499 shares owned by it. Mr. Gerlach disclaims beneficial ownership of any of these shares, all of which are also reported in footnote 2.

(4)	Mr. Gerlach, by virtue of his stock ownership and positions with the Corporation, may be deemed a “control person” of the Corporation.

(5)	Mr. Gerlach is trustee and his mother, Dareth A. Gerlach, is special trustee of the John B. Gerlach Trust. This trust presently holds 5,428,346 shares. These shares are included in the total number of shares held by Mr. Gerlach in the above table. Mr. Gerlach disclaims beneficial ownership of these shares in footnote 2.

(6)	Includes 348,000 shares held by a family limited partnership and 12,500 shares held by a corporation which is the general partner of the family limited partnership. Mr. Gerlach shares indirect beneficial ownership of these shares.

(7)	Includes 11,600 shares held through the Lancaster Colony Corporation Employee Stock Ownership Plan and 480 shares held through the Lancaster Colony Corporation 401(k) Savings Plan.

(8)	Includes 5,428,346 shares that are held by the John B. Gerlach Trust, of which Mr. Gerlach is trustee and of which Dareth A. Gerlach is special trustee with sole voting power with respect to the shares. See footnote 5.

(9)	Barington Companies Equity Partners, L.P., et al. filed an amended Schedule 13D with the SEC on September 17, 2007 indicating that, as of September 14, 2007: (A) Barington Companies Equity Partners, L.P. beneficially owns an aggregate of 490,416 shares; (B) Barington Investments, L.P. beneficially owns 225,992 shares; (C) Benchmark Opportunitas Fund plc beneficially owns 36,166 shares; (D) Barington Companies Offshore Fund, Ltd. beneficially owns 825,446 shares; (E) RJG Capital Partners, L.P. beneficially owns 6,300 shares; (F) D.B. Zwirn Special Opportunities Fund, L.P. beneficially owns 34,592 shares; (G) D.B. Zwirn Special Opportunities Fund, Ltd. beneficially owns 67,501 shares; and (H) HCM/Z Special Opportunities LLC beneficially owns 7,908 shares. Furthermore, Barington Companies Equity Partners, L.P., et al. indicated in the amended Schedule 13D filed with the SEC on September 17, 2007 that:
•	As the general partner of Barington Companies Equity Partners, L.P., Barington Companies Investors, LLC may be deemed to beneficially own the 490,416 shares beneficially owned by Barington Companies Equity Partners, L.P.; as the general partner of Barington Investments, L.P., Barington Companies Advisors, LLC may be deemed to beneficially own the 225,992 shares beneficially owned by Barington Investments, L.P.; as the investment advisor to Benchmark Opportunitas Fund plc, Barington Offshore Advisors, LLC may be deemed to beneficially own the 36,166 shares beneficially owned by Benchmark Opportunitas Fund plc; as the investment advisor to Barington Companies Offshore Fund, Ltd., Barington Offshore Advisors II, LLC may be deemed to beneficially own the 825,446 shares beneficially owned by Barington Companies Offshore Fund, Ltd.; as the majority member of Barington Companies Investors, LLC, Barington Companies Advisors, LLC, Barington Offshore Advisors, LLC and Barington Offshore Advisors II, LLC, Barington Capital Group, L.P. may be deemed to beneficially own the 490,416 shares beneficially owned by Barington Companies Equity Partners, L.P., the 225,992 shares beneficially owned by Barington Investments, L.P., the 36,166 shares beneficially owned by Benchmark Opportunitas Fund plc and the 825,446 shares beneficially owned by Barington Companies Offshore Fund, Ltd., constituting an aggregate of 1,578,020 shares; as the general partner of Barington Capital Group, L.P., LNA Capital Corp. may be deemed to beneficially own the 490,416 shares beneficially owned by Barington Companies Equity Partners, L.P., the 225,992 shares beneficially owned by Barington Investments, L.P., the 36,166 shares beneficially owned by Benchmark Opportunitas Fund plc and the 825,446 shares beneficially owned by Barington Companies Offshore Fund, Ltd., constituting an aggregate of 1,578,020 shares; and as the sole stockholder and director of LNA Capital Corp., James A. Mitarotonda may be deemed to beneficially own the 490,416 shares beneficially owned by Barington Companies Equity Partners, L.P., the 225,992 shares beneficially owned by Barington Investments, L.P., the 36,166 shares beneficially owned by Benchmark Opportunitas Fund plc and the 825,446 shares beneficially owned by Barington Companies Offshore Fund, Ltd., constituting an aggregate of 1,578,020 shares. Mr. Mitarotonda has sole voting and dispositive power with respect to the 490,416 shares beneficially owned by Barington Companies Equity Partners, L.P., the 225,992 shares beneficially owned by Barington Investments, L.P., the 36,166 shares beneficially owned by Benchmark Opportunitas Fund plc and the 825,446 shares beneficially owned by Barington Companies Offshore Fund, Ltd. Mr. Mitarotonda disclaims beneficial ownership of any such shares except to the extent of his pecuniary interest therein.

•	As the general partner of RJG Capital Partners, L.P., RJG Capital Management, LLC may be deemed to beneficially own the 6,300 shares beneficially owned by RJG Capital Partners, L.P.; and as the managing member of RJG Capital Management, LLC, which in turn is the general partner of RJG Capital Partners, L.P., Ronald J. Gross may be deemed to beneficially own the 6,300 shares beneficially owned by RJG Capital Partners, L.P.. Mr. Gross has sole voting and dispositive power with respect to the 6,300 shares beneficially owned by RJG Capital Partners, L.P. by virtue of his authority to vote and dispose of such shares. Mr. Gross disclaims beneficial ownership of any such shares except to the extent of his pecuniary interest therein.

•	As the manager of D.B. Zwirn Special Opportunities Fund, L.P., D.B. Zwirn Special Opportunities Fund, Ltd. and HCM/Z Special Opportunities LLC, D.B. Zwirn & Co., L.P. may be deemed to beneficially own the 34,592 shares beneficially owned by D.B. Zwirn Special Opportunities Fund, L.P., the 67,501 shares beneficially owned by D.B. Zwirn Special Opportunities Fund, Ltd. and the 7,908 shares beneficially owned by HCM/Z Special Opportunities LLC, constituting an aggregate of 110,001 shares; as general partner of D.B. Zwirn & Co., L.P., DBZ GP, LLC may be deemed to beneficially own the 34,592 shares beneficially owned by D.B. Zwirn Special Opportunities Fund, L.P., the 67,501 shares beneficially owned by D.B. Zwirn Special Opportunities Fund, Ltd. and the 7,908 shares beneficially owned by HCM/Z Special Opportunities LLC, constituting an aggregate of 110,001 shares; and as the managing member of DBZ GP, LLC, Zwirn Holdings, LLC may be deemed to beneficially own the 34,592 shares beneficially owned by D.B. Zwirn Special Opportunities Fund, L.P., the 67,501 shares beneficially owned by D.B. Zwirn Special Opportunities Fund, Ltd. and the 7,908 shares beneficially owned by HCM/Z Special Opportunities LLC, constituting an aggregate of 110,001 shares; as the managing member of Zwirn Holdings, LLC, Daniel B. Zwirn may be deemed to beneficially own the 34,592 shares beneficially owned by D.B. Zwirn Special Opportunities Fund, L.P., the 67,501 shares beneficially owned by D.B. Zwirn Special Opportunities Fund, Ltd. and the 7,908 shares beneficially owned by HCM/Z Special Opportunities LLC, constituting an aggregate of 110,001 shares. Mr. Zwirn has sole voting and dispositive power with respect to the 34,592 shares beneficially owned by D.B. Zwirn Special Opportunities Fund, L.P., the 67,501 shares beneficially owned by D.B. Zwirn Special Opportunities Fund, Ltd. and the 7,908 shares beneficially owned by HCM/Z Special Opportunities LLC. Mr. Zwirn disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

     The following information indicates the beneficial ownership by all executive officers and directors of the Corporation as a group, each individual director, and each individual officer named in the 2007 Summary Compensation Table below, of the outstanding Common Stock as of September 21, 2007:

Amount and Nature of
Name of Beneficial Owner	Beneficial Ownership	Percent of Class(1)
James B. Bachmann	1,000 shares(2)	*
Neeli Bendapudi	500 shares(2)	*
John L. Boylan	40,656 shares(3)(5)(6)	*
Robert L. Fox	1,094,294 shares(2)(7)	3.62%
John B. Gerlach, Jr.	8,285,234 shares(5)(6)(7)(8)	27.43%
Robert S. Hamilton	13,723 shares(2)(4)	*
Edward H. Jennings	1,299 shares(2)	*
Henry M. O’Neill, Jr.	20,151 shares(2)	*
Bruce L. Rosa	88,211 shares(3)(5)(6)	*
Zuheir Sofia	5,595 shares(2)	*
All executive officers and directors as a group (10 persons)	8,930,541 shares(9)	29.51%

*	Less than 1%

(1)	Percentages based upon 30,200,812 shares outstanding as of September 21, 2007.

(2)	Includes for each non-employee director 500 restricted shares received pursuant to the terms of the 2005 Stock Plan. These restricted shares vest one year from the grant date, or earlier upon a change in control of the Corporation, or the death or disability of the recipient.

(3)	Includes shares obtainable on exercise of stock options within 60 days following September 21, 2007, which options have not been exercised, as follows: John L. Boylan — 30,000; and Bruce L. Rosa — 30,000.

(4)	Includes 4,024 shares owned by Mr. Hamilton’s spouse, who has voting and investment control of such shares.

(5)	Includes the following number of shares held through the Lancaster Colony Corporation Employee Stock Ownership Plan: John L. Boylan — 5,827; John B. Gerlach, Jr. — 11,600; and Bruce L. Rosa — 10,016.

(6)	Includes the following number of shares held through the Lancaster Colony Corporation 401(k) Savings Plan: John L. Boylan — 463; John B. Gerlach, Jr. — 480; and Bruce L. Rosa — 490.

(7)	Holdings include shares owned by spouse and children and shares held in custodianship or as trustee. Mr. Fox disclaims beneficial ownership in such holdings with respect to 155,390 shares. In addition, Mr. Fox, a trustee of Fox Foundation, Inc., shares voting and investment power with his foundation, which is a private charitable foundation. Fox Foundation, Inc. holds 60,269 shares. These shares are included in the above table. The FG Foundation, a supporting foundation (of which Mr. Fox and Mr. Gerlach serve as trustees) of a public charitable foundation, Fox Foundation, Inc., and Gerlach Foundation, Inc. together control an additional 620,122 shares held by Lehrs, Inc. The shares held by Lehrs, Inc. are also included in the total number of shares held by Mr. Fox. Mr. Fox disclaims beneficial ownership of any of these shares.

(8)	See also the footnotes for Mr. Gerlach in the beneficial ownership table listed previously within this Proxy Statement.

(9)	Includes 60,000 shares obtainable on exercise of stock options within 60 days following September 21, 2007, which options have not been exercised and includes 1,433 shares held in the Lancaster Colony 401(k) Savings Plan for the account of the executive officers of the Corporation, and 27,443 shares held in the Lancaster Colony Corporation Employee Stock Ownership Plan for the account of the executive officers of the Corporation. For purposes of this calculation, the 620,122 shares held by Lehrs, Inc. have only been counted once.

COMPENSATION DISCUSSION AND ANALYSIS
     The rules regarding disclosure of executive compensation were greatly altered by the Securities and Exchange Commission in 2006, which impacts disclosure in our proxy statements beginning with this proxy statement. In addition to new and revised tables, greater emphasis is placed on providing discussion and analysis of our compensation practices. Further, the content of our Compensation Committee Report has been reduced. Due to these changes, the information in this proxy statement is not directly comparable to that in our 2006 proxy statement.
     In this section, we discuss the principles underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. We provide qualitative information regarding the manner and context in which compensation is awarded to, and earned by, our executive officers to give perspective to the data we present in the compensation tables, as well as the narratives that follow the tables.
Executive Compensation Program Philosophy and Objectives
     As we discussed in our 2007 annual report, we are shifting away from our historical diversity of operations, instead choosing to follow a more food-focused strategy that we believe will best enhance long-term shareholder value. As we make this shift, we continue to reward our named executive officers (identified in our 2007 Summary Compensation Table below) for their efforts in helping us achieve market or above-market results, particularly within our Specialty Foods operations, and for helping us take important steps to meet our long-term strategic goals. As a result, our basic executive compensation philosophy remains to “pay for performance.”
     For us, a “pay for performance” philosophy means providing market compensation packages when performance meets our expectations, but also realizing that results below our expectations may result in below-market compensation packages. To further this philosophy, we have designed our executive compensation program to achieve the following objectives:
•	attract, motivate and retain key executive talent;

•	incentivize our named executive officers to help us achieve superior financial and operational performance; and

•	continue to align our named executive officers’ compensation interests with our goal of creating long-term shareholder value.
     We believe that our executive compensation program should not be overly influenced by the short-term performance of our stock, but should instead promote long-term shareholder value. Our named executive officers are already individually focused on promoting long-term shareholder value because they are each significantly invested in our common stock. Our experience, however, has been that utilizing salary, annual cash incentive awards, and long-term equity-based awards as the primary elements of our executive compensation program is the best way to continue to align our executives’ compensation interests with our goal of promoting long-term shareholder value. We also understand that our executive compensation program provides a starting point, or baseline of comparison, for the compensation that we pay to our other employees. For this reason, we believe our executive compensation program should strike an appropriate balance among rewards, incentives and expectations.
     While these broad concepts generally govern our executive compensation program, we also take into account specific factors particular to each executive officer when making individual compensation decisions, which we describe in detail below. These factors consist of the executive’s range of responsibilities and related performance measures, amounts paid to executive officers with similar responsibilities in similarly situated companies and other individual factors affecting each executive’s performance.
Compensation Administration and Consultant
     The Compensation Committee of our Board of Directors, which we refer to as our Compensation Committee, reviews and determines the compensation for our named executive officers. The compensation that we paid our named executive officers for fiscal year 2007 is disclosed in detail in the tables and narratives below under the heading “Executive Compensation.” Our Compensation Committee is also responsible for, among other things, structuring and administering the compensation programs and plans in which our named executive officers participate.
     During fiscal year 2007, our Compensation Committee retained the services of an independent executive compensation consultant, Pearl Meyer & Partners, which we refer to as PM&P, to:
•	identify a peer group of firms comparable in size and industry to us so that we may look to them for the range of market compensation offered by other companies in our industry;

•	conduct a competitive assessment of our executive compensation program; and

•	reassess our traditional reliance on stock options as our long-term equity compensation instrument.
     PM&P’s recommendations following the competitive assessment of our executive compensation program were based on our compensation philosophy and information it derived from our peer group’s compensation programs. Our Compensation Committee took these recommendations into consideration when it established executive compensation for fiscal year 2008. Given our more food-focused strategy, we asked PM&P to select entities for our peer group primarily from the food and beverage industries. The peer group identified by PM&P (and reviewed in advance by our Compensation Committee for appropriateness) was comprised of the following companies:
•	The Andersons, Inc.

•	Church & Dwight Co., Inc.

•	Coca-Cola Bottling Co. Consolidated

•	Flowers Foods, Inc.

•	The Hain Celestial Group, Inc.

•	Imperial Sugar Company

•	The J. M. Smucker Company

•	Lance, Inc.

•	Pilgrim’s Pride Corporation of Georgia, Inc.

•	Premium Standard Farms, Inc.

•	Ralcorp Holdings, Inc.

•	Revlon, Inc.

•	Sanderson Farms, Inc.

•	Seneca Foods Corporation

•	TreeHouse Foods, Inc.
     PM&P also provided our Compensation Committee with recommendations regarding changes in our long-term equity incentive program based on characteristics of our competitive market, our goal to utilize equity compensation in a way that is more aligned with our compensation program philosophy and objectives and our overall corporate strategic objectives over the next several years (including primarily our decision to increase our focus on our food business). These recommendations were presented to management and our Compensation Committee at its February 2007 meeting.

Compensation Processes, Procedures and Benchmarking
     Generally, our Compensation Committee establishes salaries for the current fiscal year and annual cash incentive award payouts for the prior fiscal year at its regularly scheduled August meeting. Historically, at this meeting, our Compensation Committee first reviews the elements of each named executive officer’s total compensation during the previous fiscal year. Our Chief Executive Officer then makes compensation recommendations to our Compensation Committee with respect to the executive officers who report to him, but those executive officers are not present in the meeting during compensation deliberations. The chairman of our Compensation Committee then makes compensation recommendations in executive session to our Compensation Committee with respect to our Chief Executive Officer, who is absent from the meeting at that time. Beginning with its August 2007 meeting, however, our Compensation Committee has compared our executive officers’ compensation with that offered to executive officers employed by companies in our peer group, based on information supplied by PM&P, during the first part of the review process.
     Our Compensation Committee may accept or make adjustments to the recommendations it receives in establishing the final compensation for each of the named executive officers. In general, when setting each component of compensation for our named executive officers, our Compensation Committee considers the following performance factors:
•	our previous year’s operating results and whether we achieved our performance objectives;

•	the relative value of the executive’s unique skills, competencies and institutional knowledge;

•	the executive’s performance of management and officer responsibilities; and

•	the executive’s contribution toward our long-term strategic objectives and our goal of creating long-term shareholder value.
Our Chief Executive Officer’s compensation is also approved by the full Board of Directors.
     Our Compensation Committee has historically granted equity incentive awards every other year at its regularly scheduled February meeting. However, we last granted equity incentive awards in 2005 due, in part, to a reevaluation of our equity incentive program that began in fiscal 2007. We discuss this in more detail below. Our Compensation Committee currently does not intend to grant any equity incentive awards until calendar year 2008. Due to his already significant equity interest in our company, we generally do not award equity compensation to Mr. Gerlach.
     With the exception of our Chief Executive Officer, as discussed in more detail below, we believe the total cash compensation paid to our named executive officers (the combination of salary and annual cash incentives) for fiscal 2007 was in line with the median compensation paid for executives holding similar positions in our peer group.
Primary Elements of Compensation
     We have established executive compensation objectives that are primarily focused on helping us create long-term shareholder value. We believe that we can best achieve all of our executive compensation program objectives by offering competitive short-term cash compensation combined with appropriate long-term equity-based compensation tied to our operating results and our achievement of incremental shareholder value. To this end, the primary elements of our executive compensation program are salary, annual cash incentive awards, and long-term equity-based incentive awards, which are each described in detail below. Generally, we look at our named executive officers’ complete compensation arrangements when establishing salaries, annual cash and long-term equity incentive awards.
     Salaries. We provide our named executive officers with annual salaries both to attract and retain the executives and to provide them with a steady source of annual cash-based income. For each named executive officer, salary represents a non-“at risk” cash component of compensation. We establish our salaries at levels designed to reward our named executive officers for their overall level of expertise, responsibilities, experience and other factors unique to each individual executive officer, as determined by our Compensation Committee. However, our policy is that salaries for our named executive officer should not exceed median salaries for executive officers with similar responsibilities within our peer group.
     For fiscal year 2007, the amount of each named executive officer’s salary increase, expressed as a percentage of such officer’s fiscal year 2006 salary, was as follows: Mr. Gerlach, 0.0%; Mr. Boylan, 3.9% and Mr. Rosa, 3.0%. Salaries earned by our named executive officers for 2007 appear below in the “Salary” column of our 2007 Summary Compensation Table. For fiscal year 2008, Mr. Gerlach will not receive a raise, but we have increased our other named executive officers’ salaries by an average of 3.5%.
     Annual Cash Incentive Awards. We also provide our named executive officers with annual cash incentive awards designed to motivate them to help us achieve our annual financial goals. For each named executive officer, his annual cash incentive award represents a performance-based, variable and “at-risk” cash component of compensation. Under this program, our two named executive officers other than our Chief Executive Officer were each granted the opportunity to earn for fiscal year 2007 an annual cash incentive payment based on our achievement of certain financial targets. We granted this award to Mr. Rosa based on his responsibility for supervising the operations of our Specialty Foods segment, and to Mr. Boylan based on his responsibilities as Chief Financial Officer.
     For each award, our Chief Executive Officer retains discretionary authority to modify the financial targets and raise or lower the computed incentive payment by up to 5% based on his qualitative assessment of the executive’s overall development during the course of the fiscal year. Our Compensation Committee also retains authority to make further adjustments to the computed annual cash incentive payments. An annual cash incentive payment, if earned, is made in the fiscal year following the year in which it is earned. Annual cash incentive payments earned by our named executive officers for fiscal year 2007 appear below in the “Bonus” and “Non-Equity Incentive Plan Compensation” columns of our 2007 Summary Compensation Table.
     For fiscal year 2007, Mr. Rosa received the opportunity to earn a cash incentive payment equal to 0.35% of our Specialty Foods segment’s value-added income for fiscal year 2007. Our Compensation Committee first established 0.35% of Specialty Foods’ value-added income as the annual incentive opportunity for Mr. Rosa in 2004, and we have continued to view this as a fair annual incentive opportunity from year to year since 2004. We define value-added income as the amount by which the fiscal year operating income of our Specialty Foods segment exceeds a target level of income. We determine the applicable target level of income by multiplying the segment’s pre-tax cost of capital by the segment’s average net assets (defined as including accounts receivable; inventory; prepaid expenses; property, plant and equipment; other assets; goodwill; current liabilities; deferred taxes and other non-current liabilities). We then calculate value-added income by subtracting target income from operating income. For our Specialty Foods segment in fiscal year 2007, average net assets equaled $255,496,000, pre-tax cost of capital was approximately 19.05%, target income equaled $48,666,000, and operating income exceeded target income by $52,852,000. We utilized operating income and average net assets as the performance metrics for Mr. Rosa’s award because we believe use of these metrics was the best way to incentivize him to employ the Specialty Foods segment’s net assets efficiently. For fiscal year 2007, neither our Chief Executive Officer nor our Compensation Committee exercised any discretion to modify the annual cash incentive payment to Mr. Rosa, except for rounding his cash incentive payment up to the nearest thousand.
     Mr. Boylan’s fiscal year 2007 award represented the opportunity to earn a cash incentive payment equal to 0.179% of our consolidated value-added income for fiscal year 2007. For purposes of Mr. Boylan’s award opportunity, we define value-added income as the amount by which fiscal year consolidated operating income exceeds a target level of income. We determine the applicable target level of income by multiplying consolidated pre-tax cost of capital by consolidated average net assets (defined as including accounts receivable; inventory; prepaid expenses; property, plant and equipment; other assets; goodwill; current liabilities; deferred taxes and other non-current liabilities). We then calculate value-added income by subtracting target income from operating income. For our consolidated operations in fiscal year 2007, average net assets equaled $460,403,000, pre-tax cost of capital was approximately 19.05%, target income equaled $87,696,000, and operating income exceeded target income by $12,759,000. We utilized consolidated operating income and average net assets as the performance metrics for Mr. Boylan’s award because we believe use of these metrics was the best way to incentivize him to employ our company’s consolidated net assets efficiently. We then rounded the annual cash incentive payment to Mr. Boylan down to the nearest hundred.
     For fiscal year 2007, our Compensation Committee exercised substantial discretion under the plan to increase the annual cash incentive payment to Mr. Boylan from the formula-calculated $22,800 to a total of $157,800. In making this decision, our Compensation Committee considered the following three factors:
•	Mr. Boylan’s successful management of our restructuring program, including his substantial involvement in managing our facility closure and dispositions activities during fiscal year 2007;

•	The cash incentive formula described above resulted in a much lower calculated incentive payment than was anticipated by or acceptable to the Compensation Committee when establishing the annual incentive opportunity for Mr. Boylan; and

•	Mr. Boylan’s computed incentive payment would have resulted in his total compensation falling significantly below the compensation of his peers at the companies in our peer group. Based on our compensation philosophy of providing market compensation packages when performance meets our expectations, our Compensation Committee’s determination that Mr. Boylan’s performance met or exceeded our expectations for fiscal year 2007, and our desire to retain Mr. Boylan, our Compensation Committee determined that a substantial increase to Mr. Boylan’s computed annual incentive payment for fiscal year 2007 was appropriate.
The discretionary portion of Mr. Boylan’s annual cash incentive is reflected in the “Bonus” column of our 2007 Summary Compensation Table.
     As noted above, our Chief Executive Officer does not receive an annual cash incentive award. Our Compensation Committee views Mr. Gerlach’s salary as sufficient cash compensation for the performance of his responsibilities and believes that his participation in the annual cash incentive program is not necessary to align Mr. Gerlach’s interest with the long-term interest of our shareholders, especially given his significant direct ownership interest in our company. Because Mr. Gerlach does not receive any annual incentive compensation, his total cash compensation falls below the median of peer company chief executive officers. Our Compensation Committee and Mr. Gerlach consider this result acceptable given his significant ownership interest and the resulting low probability of his leaving the company.
     Long-Term Equity-Based Incentive Awards. Historically, we have used stock options as the primary vehicle for providing long-term incentives to and rewarding our named executive officers for their efforts in helping to create long-term shareholder value. We have also considered stock options as a retention tool for executive talent. Both of these factors have helped our Compensation Committee determine in past years the type of award and the number of underlying shares that it granted in connection with an equity incentive award. For each named executive officer, any equity incentive award represented a performance-based, variable and “at-risk” equity-based component of compensation.
     However, during fiscal year 2007, with the assistance of PM&P, we have been reassessing our traditional reliance on stock options as our equity incentive compensation instrument. We had historically believed that granting stock options was the best method for motivating named executive officers to manage our company in a manner consistent with the long-term interests of our shareholders because of the direct relationship between the value of a stock option and the market price of our common stock. The following factors, however, have caused us to reevaluate this approach, and we are considering using other forms of equity incentives in the future:
•	the evolution of regulatory, tax and accounting treatment of equity incentive programs;

•	developments in our strategic objectives; and

•	the study of our equity-based incentive program that took place during fiscal year 2007.
     We have historically granted stock awards to our named executive officers every other year in conjunction with our Compensation Committee’s regular February meeting. Our last grant occurred in 2005. Due to our reassessment of stock option awards and because we are also considering granting restricted stock units and stock appreciation rights instead of stock options as equity incentive awards going forward, we did not grant any equity incentive awards to our named executive officers during fiscal year 2007. We believe that our reassessment of our equity incentive award program, however, is consistent with our “pay for performance” philosophy. We also believe that reevaluating our use of equity incentive awards is an important step in enhancing long-term shareholder value.
     We currently do not anticipate granting any further equity awards to our named executive officers until after the beginning of calendar year 2008. We also anticipate refining the details of our equity award program, including revisiting our policies and practices regarding the timing of awards and Compensation Committee approval, when we re-commence granting equity awards to named executive officers.
Other Benefits
     Our named executive officers are also eligible to participate in our employee benefit plans available to all salaried employees, including our 401(k) savings plans, health insurance plan and group life insurance plan. These other benefits are discussed in detail below. In addition, our named executive officers participate in our deferred compensation program. We also make some post-termination payments and benefits available to our named executive officers, as described in detail below. The value of these benefits are reviewed annually by our Compensation Committee, but are not generally considered as part of the overall compensation program for purposes of allocating among cash, equity and other compensation.
     Perquisites. We do not believe that providing perquisites to our named executive officers helps us achieve any of our compensation program objectives, including the promotion of long-term shareholder value. We limit the perquisites made available to our named executive officers that are not otherwise available to all salaried employees, and believe that this arrangement is consistent with our “pay for performance” philosophy. During fiscal year 2007, we offered our named executive officers only the following perquisites: corporate automobile allocations and related insurance premium payments; and life insurance and travel insurance premium payments. More detailed information about perquisites is presented below in the “All Other Compensation” column of our 2007 Summary Compensation Table and related narrative.
     Executive Deferred Compensation Program. The Lancaster Colony Corporation Executive Employee 2005 Deferred Compensation Plan, which we refer to as our nonqualified deferred compensation plan, allows our named executive officers to defer up to $50,000 of their annual base compensation for future payment. Under the nonqualified deferred compensation plan, amounts deferred by our named executive officers are maintained in separate book-entry accounts. Interest on the deferred amounts are credited semi-annually on June 30 and December 31 with an annual rate of interest equal to the prime interest rate reported in the Wall Street Journal on the first business day in January (for the June 30 credit) and July (for the December 31 credit). We do not match amounts that are deferred. Distributions from the nonqualified deferred compensation plan are paid upon termination of employment (including death or disability), and the named executive officer may elect to receive payments in either a lump sum or a series of installments upon termination. We do not fund the nonqualified deferred compensation plan, and participants have only an unsecured contractual commitment from us to pay the amounts due. More detailed information about the nonqualified deferred compensation plan is presented below in our 2007 Nonqualified Deferred Compensation Table and related narrative.
     Health and Welfare Benefits. We provide healthcare, life and disability insurance and other employee benefits programs to our employees, including our named executive officers. We believe that these benefits are competitive within our peer group and, while not separate incentives by themselves because they do not help us achieve any of our compensation program objectives, are essential and expected parts of any compensation program. Our benefits and risk management department is responsible for overseeing the administration of these programs. Our employee benefits programs are provided on a non-discriminatory basis to all employees. These benefits include vacation and personal time; paid holidays; medical and long and short-term disability insurance programs.
Retirement Benefits
     Pension Benefits. We do not provide defined benefit pension arrangements or post-retirement health coverage for our named executive officers, as we do not believe that providing these types of benefits to our named executive officers helps us achieve any of our compensation program objectives, including the promotion of long-term shareholder value.
     401(k) Savings Plan. All of our named executive officers participate in our Lancaster Colony Corporation 401(k) Savings Plan, a tax-qualified defined contribution plan that we refer to as our 401(k) Plan. We believe that this benefit is competitive within our peer group and, while not a separate incentive by itself because it does not help us achieve any of our compensation program objectives, it is an essential and expected part of any compensation program. Under the 401(k) Plan, each employee may contribute up to 25% of eligible compensation on a before-tax basis into an individual account (subject to limits established by the Internal Revenue Service). In any fiscal year, we will contribute to each participant’s account a matching contribution equal to 40% of the first 4% of the participant’s compensation that has been contributed to the 401(k) Plan. Partial withdraws from the 401(k) Plan are permitted through a loan or based on financial hardship. Single lump sum withdrawals are permitted upon an employee’s termination of employment.
     Effective for calendar year 2007, the 401(k) Plan limits the so-called annual additions that can be made to an employee’s account to $45,000 per year. Annual additions include matching contributions and before-tax contributions made by the employee. Of those annual additions, the current maximum before-tax contribution is $15,500 per year and no more than $225,000 of annual compensation may be taken into account in computing benefits under the 401(k) Plan.
     Participants age 50 and over may also contribute, on a before-tax basis, and without regard to the $45,000 limitation on annual additions or the $15,500 general limitation on before-tax contributions, a catch-up contribution of up to $5,000 per year. Matching contributions from us that were paid to our named executive officers during fiscal year 2007 are included in the “All Other Compensation” column of our 2007 Summary Compensation Table.
     Employee Stock Ownership Plan. The Lancaster Colony Corporation Employee Stock Ownership Plan, or ESOP, is another of our tax-qualified retirement plans. The ESOP was “frozen” on December 31, 1997 when it was amended to prevent further participation and contributions and to vest fully existing account balances. The ESOP was designed to invest primarily in “employer securities” as defined in Section 409(l) of the Internal Revenue Code. The ESOP continues to offer a pre-retirement diversification right, and dividends are distributed (upon election by the participant) in the form of cash or can be reinvested in our stock and credited to a participant’s account. Distributions in the form of a single lump sum or in five annual installments are made upon a participant’s termination of employment.
Employment and Severance Agreements
     We do not maintain employment agreements with any of our named executive officers. We have entered into Key Employee Severance Agreements with Mr. Boylan and Mr. Rosa that specify cash payments in the event the named executive officer’s employment is terminated other than for cause or terminated by the executive officer for good reason within one year after a change in control (the terms cause, good reason and change in control are each defined in the agreement). In addition, the named executive officer will be entitled to participate in any health, disability and life insurance plans in which the executive participated at the time of termination, on the same basis, for a period of one year following termination. The agreements do not require the named executive officers to mitigate the amount of benefits paid by seeking other employment, and the benefits payable under the agreements are not subject to reduction for other compensation earned by the named executive officers after termination. The agreements do not have an expiration date. We believe that these agreements were necessary for us to attract and retain these two named executive officers. See further disclosure below under “Potential Payments Upon Termination or Change in Control” for more information.
Stock Ownership Guidelines
     As discussed above and as disclosed above in our beneficial ownership tables, our named executive officers already have a substantial equity interest in our company. As a result, we do not have a formal policy requiring that our named executive officers own any predetermined amount of our stock. However, as indicated above, a primary objective of our “pay for performance” philosophy is to align our named executive officers’ compensation interests with our goal of creating long-term shareholder value. We therefore encourage our current named executive officers to continue to maintain an equity ownership in the company, which ownership further aligns their compensation interests with the interests of our shareholders.

Recoupment of Incentive Payments
     We do not have a formal policy regarding adjusting or recovering annual cash incentive payments or long-term equity-based incentive awards if the relevant performance metrics upon which such awards or payments are based are later restated or otherwise adjusted in a manner that reduces the actual size of the award or payment. Instead, we will consider making adjustments or recoveries on a case-by-case basis if those situations arise.
Accounting and Tax Considerations
     Regulations issued under Section 162(m) of the Internal Revenue Code provide that compensation in excess of $1 million paid to our named executive officers will not be deductible unless it meets specified criteria required for it to be “performance based.” In general, our Compensation Committee considers the potential impact of Section 162(m) in its review and establishment of compensation programs and payments. However, our Compensation Committee also reserves the right to provide compensation that does not meet the exemption criteria if, in its sole discretion, it determines that doing so advances our business objectives. Currently, we have no individuals with non-performance based compensation paid in excess of the Internal Revenue Code Section 162(m) tax deduction limit.
EXECUTIVE COMPENSATION
Executive Officers
     The following is a list of names and ages of all of the executive officers of the Corporation indicating all positions and offices held by such person and each person’s principal occupation or employment during the past five years. No person other than those listed below has been chosen to become an executive officer. The executive officers are elected annually by the Board of Directors:

			Executive
Name	Principal Occupation	Age	Officer Since
John B. Gerlach, Jr.	Chairman of the Board, Chief Executive Officer and President of the Corporation since 1997	53	1982

John L. Boylan	Chief Financial Officer and Vice President of the Corporation since 1996; and Treasurer of the Corporation since 1990	52	1990

Bruce L. Rosa	President of T. Marzetti Company, a food processing subsidiary of the Corporation, since 2003; and Vice President - Development of the Corporation since 1998	58	1998
     The following tables and narratives provide, for the fiscal year ended June 30, 2007, descriptions of the cash compensation paid by us, as well as certain other compensation, for that year to Mr. John B. Gerlach, Jr., Chairman of the Board, Chief Executive Officer and President; Mr. John L. Boylan, Treasurer, Vice President, Assistant Secretary and Chief Financial Officer; and Mr. Bruce L. Rosa,

President of T. Marzetti Company and Vice President - Development. We refer to these three individuals as our named executive officers.
2007 Summary Compensation Table
     The following table summarizes compensation earned during the 2007 fiscal year by our named executive officers:

Change in
Pension Value
						Non-Equity	and
						Incentive	Nonqualified
						Plan	Deferred
Name and				Stock	Option	Compensa-	Compensation	All Other
Principal	Fiscal	Salary	Bonus	Awards	Awards	tion	Earnings	Compensation	Total
Position	Year	($) (1)	($)	($)	($)	($) (3)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
John B. Gerlach, Jr.,	2007	$800,000	$0	$0	$0	$0	$0	$12,323 (4)	$812,323
Chairman of the Board,
Chief Executive Officer
and President

John L. Boylan,	2007	$395,000	$135,000 (2)	$0	$0	$22,800	$0	$13,480 (5)	$566,280
Treasurer, Vice President, Assistant Secretary and Chief Financial Officer

Bruce L. Rosa,	2007	$360,000	$0	$0	$0	$185,000	$0	$8,733 (6)	$553,733
President, T. Marzetti Company and Vice President- Development

(1)	The amounts shown in this column include the following amounts deferred by our named executive officers under our nonqualified deferred compensation plan, which is further discussed above under “Compensation Discussion and Analysis” and below in the “2007 Nonqualified Deferred Compensation Table” and accompanying narrative: Mr. Gerlach, $20,000; and Mr. Rosa, $25,000.

(2)	As discussed under “Compensation Discussion and Analysis” above, this amount represents a discretionary increase under our annual cash incentive award program to the annual cash incentive payment computed for Mr. Boylan based on his fiscal year 2007 contributions to our long-term strategic objectives.

(3)	The amounts shown in this column represent amounts computed for fiscal year 2007 performance under our annual cash incentive award program. As discussed under “Compensation Discussion and Analysis” above, these amounts were based on our achievement of certain financial targets. See “Compensation Discussion and Analysis” for more information about our annual cash incentive award program.

(4)	This amount consists of (A) $3,520 in matching contributions to our 401(k) Savings Plan, (B) $7,091 allocated for personal use of a corporate automobile, (C) $830 in automobile insurance premium payments, (D) $801 in life insurance premium payments and (E) $81 in travel insurance premium payments.

(5)	This amount consists of (A) $2,640 in matching contributions to our 401(k) Savings Plan, (B) $9,128 allocated for personal use of a corporate automobile, (C) $830 in automobile insurance premium payments, (D) $801 in life insurance premium payments and (E) $81 in travel insurance premium payments.

(6)	This amount consists of (A) $3,520 in matching contributions to our 401(k) Savings Plan, (B) $3,501 allocated for personal use of a corporate automobile, (C) $830 in automobile insurance premium payments, (D) $801 in life insurance premium payments and (E) $81 in travel insurance premium payments.
Equity Compensation Plan Information Table
     The following table contains information as of June 30, 2007 regarding our equity compensation plans, the 1995 and 2005 Key Employee Stock Option Plans:
Equity Compensation Plan Information

Number of securities
remaining available for
		Weighted-average	future issuance under
	Number of securities to	exercise price of	equity compensation
	be issued upon exercise	outstanding	plans (excluding
	of outstanding options,	options, warrants	securities
Plan category	warrants and rights	and rights	reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	361,500	$40.42	1,996,500
Equity compensation plans not approved by security holders	—	—	—

Total	361,500	$40.42	1,996,500

2007 Grants of Plan-Based Awards Table
     The following table shows all plan-based awards granted to our named executive officers during fiscal year 2007.

								All Other	All Other
								Stock	Option
								Awards:	Awards:		Grant Date
		Estimated Future Payouts Under			Estimated Future Payouts Under			Number of	Number of	Exercise or	Fair Value of
		Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards			Shares of	Securities	Base Price	Stock and
				Maxi-	Thres-		Maxi-	Stock or	Underlying	of Option	Option
		Threshold	Target	mum	hold	Target	mum	Units	Options	Awards	Awards
Name	Grant Date	($)	($) (1)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
John B. Gerlach, Jr.	—	—	—	—	—	—	—	—	—	—	—

John L. Boylan	—	—	$22,800	—	—	—	—	—	—	—	—

Bruce L. Rosa	—	—	$185,000	—	—	—	—	—	—	—	—

(1)	As we described in “Compensation Discussion and Analysis” above, under our annual cash incentive program, each named executive officer other than Mr. Gerlach receives a fiscal year bonus payment primarily determined based on the application of a discretionary bonus rate percentage to either the value-added income attributable to the entire company or the value-added income attributable to our Specialty Foods segment, as applicable. The resulting bonus payment is subject to discretionary adjustment by either our Chief Executive Officer or our Compensation Committee. For fiscal year 2007, our Compensation Committee exercised discretion in increasing Mr. Boylan’s annual cash incentive payment by $135,000, but did not alter Mr. Rosa’s payment, as more fully described in “Compensation Discussion and Analysis” above.

Because value-added income changes from year-to-year, we are unable to determine in advance the target amounts for bonus awards under our annual cash incentive program. The amounts reflected in column (d) of the above table equal the annual cash incentive payment computed for our named executive officers for fiscal year 2007, which amounts (plus the discretionary increase approved for Mr. Boylan as described in this footnote) we believe to be a reasonable representation of annual cash incentive payments that our named executive officers will be eligible to receive for our performance in fiscal year 2008. The total annual cash incentive payments for our named executive officers for our performance in fiscal year 2007 were determined by our Compensation Committee on August 22, 2007, and are reflected in columns (d) and (g) of our 2007 Summary Compensation Table above. For more information about our annual cash incentive program, see “Compensation Discussion and Analysis” above.

     None of our named executive officers are parties to employment agreements with us, but Mr. Boylan and Mr. Rosa are parties to Key Employee Severance Agreements with us. For more information about these severance agreements, see “Compensation Discussion and Analysis — Employment and Severance Agreements” above, and the disclosure below under “Potential Payments Upon Termination or Change in Control.” For more information about the other compensation arrangements in which our named executive officers participate and the proportion of our named executive officers’ total compensation represented by base salary and annual cash incentive payments or discretionary bonuses, also see “Compensation Discussion and Analysis” above.
Outstanding Equity Awards at 2007 Fiscal Year End Table
     The following table shows all outstanding equity awards held by our named executive officers at the end of fiscal year 2007.

	Option Awards					Stock Awards
Equity
Incentive
Plan
			Equity					Equity	Awards:
			Incentive					Incentive	Market or
			Plan					Plan	Payout
			Awards:					Awards:	Value of
	Number	Number of	Number of				Market	Number of	Unearned
	of	Securities	Securities				Value of	Unearned	Shares,
	Securities	Underlying	Underlying			Number of	Shares or	Shares,	Units or
	Underlying	Unexercised	Unexer-	Option		Shares or	Units of	Units or	Other
	Unexercised	Options	cised	Exer-		Units of Stock	Stock That	Other Rights	Rights That
	Options	(#)	Unearned	cise	Option	That Have	Have Not	That Have	Have Not
	(#)	Unexercis-	Options	Price	Expiration	Not Vested	Vested	Not Vested	Vested
Name	Exercisable	able	(#)	($)	Date	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
John B. Gerlach, Jr.	—	—	—	—	—	—	—	—	—

John L. Boylan	15,000 (1)	—	—	$37.23	Mar. 31, 2008	—	—	—	—
	15,000 (2)	—	—	$41.52	Feb. 28, 2010	—	—	—	—

30,000

Bruce L. Rosa	15,000 (1)	—	—	$37.23	Mar. 31, 2008	—	—	—	—
	15,000 (2)	—	—	$41.52	Feb. 28, 2010	—	—	—	—

30,000

(1)	These options were granted on February 26, 2003 pursuant to our 1995 Key Employee Stock Option Plan and were 100% vested as of the date of grant.

(2)	These options were granted on February 23, 2005 pursuant to our 1995 Key Employee Stock Option Plan and were 100% vested as of the date of grant.

2007 Options Exercised and Stock Vested
     None of our named executive officers exercised options, and none of our named executive officers had stock awards that vested during fiscal year 2007.
2007 Pension Benefits
     We do not maintain any defined benefit plans or other plans with specified retirement benefits in which our named executive officers participate.
2007 Nonqualified Deferred Compensation Table
     This table shows certain information for fiscal year 2007 for each of our named executive officers under our nonqualified deferred compensation plan.

	Executive	Registrant		Aggregate	Aggregate Balance
	Contributions in Last	Contributions in	Aggregate Earnings	Withdrawals/	at Last
	FY	Last FY	in Last FY	Distributions	FYE
Name	($) (1)	($)	($) (2)	($)	($) (3)
(a)	(b)	(c)	(d)	(e)	(f)
John B. Gerlach, Jr.	$20,000	—	$22,076	—	$294,247
John L. Boylan	—	—	$9,283	—	$119,528
Bruce L. Rosa	$25,000	—	$13,303	—	$183,620

(1)	The amounts reported for our named executive officers in this column are fully reported as part of the salary for each named executive officer in column (c) of the “2007 Summary Compensation Table” above.

(2)	None of the amounts reported for our named executive officers in this column are reported in the “2007 Summary Compensation Table” above.

(3)	None of the amounts reported for our named executive officers in this column have previously been reported as deferred compensation in prior years’ Summary Compensation Tables.

     For more information about our nonqualified deferred compensation plan, see “Compensation Discussion and Analysis” above.
Potential Payments Upon Termination or Change in Control
     Our named executive officers may terminate employment with us under a number of different scenarios, including retirement, voluntary termination for good reason, voluntary termination without good reason, involuntary termination without cause, involuntary termination for cause, termination in connection with a change in control, death and disability. Except as discussed below, we generally limit the payments or other forms of compensation that we will provide our named executive officers when their employment with us is terminated to compensation elements that we provide all our employees upon termination, namely payment of any earned but unpaid salary and accrued but unpaid vacation benefits.

     During fiscal year 2007, we were a party to Key Employee Severance Agreements with Mr. Boylan and Mr. Rosa that provide for them to receive certain cash payments and other benefits if their employment with us is terminated other than for cause or they resign for good reason, within one year of a change in control of our company. The terms “cause”, “good reason” and “change in control” are defined under these agreements. Cause generally means the employee’s willful engaging in malfeasance or felonious conduct that in any material respect impairs the reputation, goodwill or business position of our company or involves misappropriation of our funds or other assets. Good reason generally means termination triggered by certain reductions in compensation, duties and responsibility and authority or certain changes in place of employment. Change in control generally means an event reportable by us on Form 8-K as a change in control and certain significant changes in the ownership of our common stock or in the makeup of our Board of Directors.
     Upon such a termination or resignation within one year of a change in control, we will pay to the terminated named executive officer in a lump sum cash payment an amount equal to the lesser of (1) the sum of (A) the executive officer’s highest annual salary within the immediately preceding three full fiscal years plus (B) the executive officer’s highest total annual bonus paid within the immediately preceding three full fiscal years, or (2) two times the executive officer’s salary and bonus paid for the immediately preceding fiscal year. We will also pay to the terminated named executive officer any accrued but unpaid base salary at the officer’s then-current salary rate, and will provide the terminated named executive officer with continued coverage under our health, disability and life insurance plans in which the named executive officer participated for one year. The terminated named executive officer has no duty to mitigate the amount of benefits paid by us while seeking other employment, and the benefits are not subject to reduction for other compensation earned by the terminated named executive officer after termination.
     As stated above, upon termination of employment for any reason regarding Mr. Gerlach, he would be entitled to his earned unpaid salary as well as his accrued unpaid vacation benefits.
     Tabular Disclosure. The tables below reflect the estimated amounts of payments or compensation our named executive officers may receive under particular termination scenarios. The amounts shown in the tables below assume that the named executive officer is terminated as of June 29, 2007, and that the price per share of our common shares equals $41.89, which was the closing price of our common shares on June 29, 2007, as reported on the NASDAQ Global Select Market. Actual amounts that we may pay to any named executive officer upon termination of employment, however, can only be determined at the time of such named executive officer’s actual termination.

     John B. Gerlach, Jr. The following table shows the potential payments upon termination under various circumstances for John B. Gerlach, Jr., our Chairman of the Board, Chief Executive Officer and President.

		Termination
		Without	Termination	Termination
		Cause or for	for Cause or	Subsequent to
Benefits and		Good	Without	a Change in	Termination	Termination
Payments Upon	Retirement	Reason on	Good Reason	Control on	by Death on	by Disability
Termination	on 06/29/07	06/29/07	on 06/29/07	06/29/07	06/29/07	on 06/29/07
Compensation:
Salary (1)	$0	$0	$0	$0	$0	$0
Annual cash incentive compensation	$0	$0	$0	$0	$0	$0
Long-term equity-based incentive compensation	$0	$0	$0	$0	$0	$0
Base salary and annual incentive compensation lump sum	$0	$0	$0	$0	$0	$0
Stock options	$0	$0	$0	$0	$0	$0
Employee Stock Ownership Plan	$485,887	$485,887	$485,887	$485,887	$485,887	$485,887
Deferred Compensation Plan	$294,247	$294,247	$294,247	$294,247	$294,247	$294,247

Benefits and Perquisites:
Health, disability and life insurance	$0	$0	$0	$0	$150,000	$150,000 (3)

     John L. Boylan. The following table shows the potential payments upon termination under various circumstances for John L. Boylan, our Treasurer, Vice President, Assistant Secretary and Chief Financial Officer.

		Termination
		Without	Termination	Termination
		Cause or for	for Cause or	Subsequent to
Benefits and		Good	Without	a Change in	Termination	Termination
Payments Upon	Retirement	Reason on	Good Reason	Control on	by Death on	by Disability
Termination	on 06/29/07	06/29/07	on 06/29/07	06/29/07	06/29/07	on 06/29/07
Compensation:
Salary (1)	$0	$0	$0	$0	$0	$0
Annual cash incentive compensation	$0	$0	$0	$0	$0	$0
Long-term equity-based incentive compensation	$0	$0	$0	$0	$0	$0
Base salary and annual incentive compensation lump sum (2)	$0	$0	$0	$555,000	$0	$0
Stock options	$0	$0	$0	$0	$0	$0
Employee Stock Ownership Plan	$244,082	$244,082	$244,082	$244,082	$244,082	$244,082
Deferred Compensation Plan	$119,528	$119,528	$119,528	$119,528	$119,528	$119,528

Benefits and Perquisites:
Health, disability and life insurance	$0	$0	$0	$22,908	$150,000	$150,000 (3)

     Bruce L. Rosa. The following table shows the potential payments upon termination under various circumstances for Bruce L. Rosa, President of our T. Marzetti Company and Vice President – Development.

		Termination
		Without	Termination	Termination
		Cause or for	for Cause or	Subsequent to
Benefits and		Good	Without	a Change in	Termination	Termination
Payments Upon	Retirement	Reason on	Good Reason	Control on	by Death on	by Disability
Termination	on 06/29/07	06/29/07	on 06/29/07	06/29/07	06/29/07	on 06/29/07
Compensation:
Salary (1)	$0	$0	$0	$0	$0	$0
Annual cash incentive compensation	$0	$0	$0	$0	$0	$0
Long-term equity-based incentive compensation	$0	$0	$0	$0	$0	$0
Base salary and annual incentive compensation lump sum (2)	$0	$0	$0	$636,000	$0	$0
Stock options	$0	$0	$0	$0	$0	$0
Employee Stock Ownership Plan	$419,565	$419,565	$419,565	$419,565	$419,565	$419,565
Deferred Compensation Plan	$183,620	$183,620	$183,620	$183,620	$183,620	$183,620

Benefits and Perquisites:
Health, disability and life insurance	$0	$0	$0	$17,556	$150,000	$150,000 (3)

(1)	As of June 29, 2007, the amount of base salary payable to the named executive officers for services rendered during fiscal year 2007 has been paid.

(2)	For a termination subsequent to a change in control, these amounts represent a lump sum cash payment in an amount equal to the sum of the executive officer’s highest annual salary within the immediately preceding three full fiscal years ($395,000 for Mr. Boylan and $360,000 for Mr. Rosa) plus the executive officer’s highest total annual bonus paid within the immediately preceding three full fiscal years ($160,000 for Mr. Boylan and $276,000 for Mr. Rosa).

(3)	These amounts reflect an assumption that the officer will receive the maximum available disability payment.

COMPENSATION OF DIRECTORS
2007 Director Compensation Table
     The following table summarizes compensation earned during the 2007 fiscal year by our non-employee directors:

	Fees Earned or
	Paid in	Stock	Option
	Cash	Awards	Awards	Total
Name	($) (1)	($) (2)	($)	($)
(a)	(b)	(c)	(d)	(h)
James B. Bachmann	$58,000	$12,985	$0	$70,985
Neeli Bendapudi	$41,500	$12,985	$0	$54,485
Robert L. Fox	$49,000	$12,985	$0	$61,985
Robert S. Hamilton	$55,000	$12,985	$0	$67,985
Edward H. Jennings	$58,000	$12,985	$0	$70,985
Henry M. O’Neill, Jr.	$49,000	$12,985	$0	$61,985
Zuheir Sofia	$56,500	$12,985	$0	$69,485

(1)	The amounts shown in column (b) represent compensation amounts discussed in the narrative below.

(2)	The amounts shown in column (c) do not reflect compensation actually received by the directors. These amounts are the amounts of compensation cost recognized in fiscal year 2007 for financial reporting purposes related to restricted stock awards in fiscal year 2007, excluding the effect of certain forfeiture assumptions. See Notes 1 and 11 to our audited consolidated financial statements for the twelve months ended June 30, 2007 for details as to the assumptions used to determine the fair value of the restricted stock awards. The non-employee directors had restricted stock awards outstanding as of June 30, 2007 for the following number of shares: Mr. Bachmann, 500; Ms. Bendapudi, 500; Mr. Fox, 500; Mr. Hamilton, 500; Mr. Jennings, 500; Mr. O’Neill, Jr., 500; and Mr. Sofia, 500. Each non-employee director received a grant of restricted shares as follows: 500 shares on November 20, 2006 under our 2005 Stock Plan. The restricted shares will vest on November 20, 2007, and vesting would accelerate upon a change in control, death or disability. The grant fair value of the stock awards issued to each non-employee director in fiscal year 2007 was $21,350.

     Our Compensation Committee reviews the level of compensation of our non-employee directors on an annual basis. We have historically obtained data from a number of different sources to determine the appropriateness of the current level of compensation for our non-employee directors, including:
•	Publicly available data describing director compensation at companies in our peer group;

•	Data collected by our corporate administration; and

•	Information obtained directly from other companies.
     In fiscal year 2007, we also requested competitive data from PM&P. We have not yet made any changes in our non-employee director compensation based upon specific recommendations from PM&P, but we may revisit these recommendations by the end of calendar 2007.
     We compensate our non-employee directors through a mix of cash and, beginning in November 2006, equity-based compensation. Except as noted in the footnotes above, our non-employee directors received the following compensation for fiscal year 2007:
•	a quarterly retainer paid at an annual rate of $28,000;

•	a $1,500 fee for participation in each meeting of the Board of Directors or Committee of the Board of Directors;

•	an additional quarterly retainer paid at an annual rate of $7,500 for the Chair of the Audit Committee for serving in that capacity; and

•	additional quarterly retainers paid at an annual rate of $3,000 for the Chairs of the Compensation and Nominating and Governance Committees for serving in those respective capacities.
     We also reimburse expenses incurred by our non-employee directors to attend Board and committee meetings. These compensation amounts are unchanged from the amounts we paid our non-employee directors for fiscal year 2006. Directors who are also our employees do not receive cash or equity compensation for services on our Board in addition to compensation payable for their services as employees.
     Additionally, on November 20, 2006, each of our non-employee directors received a grant of 500 restricted shares pursuant to the terms of our 2005 Stock Plan. These restricted shares vest one year from the grant date, or earlier upon a change in control of the company, or the death or disability of the recipient. Dividends on the restricted shares are held in escrow until the shares vest. The Board will consider whether an additional equity grant should be made to our non-employee directors at its November 2007 meeting to be held on the same day as our next annual meeting of shareholders.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     Messrs. Fox, Hamilton, Jennings and O’Neill served on the Compensation Committee during fiscal 2007. Except for Mr. Fox, who was an employee of the Corporation more than 10 years ago, none of the members of the Compensation Committee during fiscal 2007 had at any time been an officer or employee of the Corporation or of any of its subsidiaries. None of the members of the Compensation Committee during fiscal 2007 had any related person transaction with the Corporation required to be disclosed under Item 404 of Regulation S-K. No executive officer of the Corporation served as a member of the compensation committee or board of directors of any other entity that had an executive officer serving as a member of the Corporation’s Board or Compensation Committee during fiscal 2007 such that the service would constitute an interlock under Item 407(e)(4) of Regulation S-K.

COMPENSATION COMMITTEE REPORT
     The following report has been submitted by the Compensation Committee:
     The Compensation Committee has reviewed and discussed the Corporation’s Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Corporation’s definitive proxy statement on Schedule 14A for the Annual Meeting, which is incorporated by reference in the Corporation’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007, each as filed with the SEC.
     The foregoing report was submitted by the Compensation Committee and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Securities Exchange Act of 1934, as amended.

Respectfully submitted,

Edward H. Jennings, Chairperson
Robert L. Fox
Robert S. Hamilton
Henry M. O’Neill, Jr.
AUDIT COMMITTEE REPORT
     The Audit Committee is comprised solely of nonemployee directors, each of whom has been determined by the Board of Directors to be independent under the requirements of The NASDAQ Stock Market LLC and SEC rules. In addition, the Board of Directors has determined that Mr. Bachmann is a “financial expert” as defined by SEC rules. The Audit Committee held seven meetings during fiscal 2007. The Audit Committee operates under a written charter, which is available on the corporate governance page of the Corporation’s web site at www.lancastercolony.com and included as Appendix A to this Proxy Statement. Under the charter, the Audit Committee’s responsibilities include:

•	Appointment and oversight of the independent auditor;

•	Approval of the fees and other compensation to be paid to the Corporation’s independent auditor;

•	Pre-approval of all auditing services and permitted non-audit services by the Corporation’s independent auditor;

•	Review of the Corporation’s annual financial statements to be included in the Corporation’s Annual Report on Form 10-K;

•	Oversight of the review and response to complaints made to the Corporation regarding accounting, internal accounting controls and auditing matters;

•	Oversight of the internal audit function; and

•	Review and approval of related party transactions.
     Management is responsible for the Corporation’s internal controls and preparing the Corporation’s consolidated financial statements and a report on management’s assessment of the effectiveness of internal control over financial reporting. The Corporation’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an independent audit of the consolidated financial statements and issuing a report thereon, as well as for auditing management’s assessment of the effectiveness of internal control over financial reporting and also auditing the effectiveness of internal control over financial reporting and issuing a report thereon. Their audits are performed in accordance with the standards of the Public Company Accounting Oversight Board. The Audit Committee is responsible for overseeing the conduct of these activities and appointing the Corporation’s independent registered public accounting firm. In performing its oversight function, the Audit Committee relies, without independent verification, on the information provided to it and on representations made by management and the independent registered public accounting firm.
     In conducting its oversight function, the Audit Committee discusses with the Corporation’s internal auditors and the Corporation’s independent registered public accounting firm, with and without management present, the overall scope and plans for their respective audits. The Audit Committee also reviews the Corporation’s programs and key initiatives to design, implement and maintain effective internal controls over financial reporting and disclosure controls. The Audit Committee has sole discretion, in its areas of responsibility and at the Corporation’s expense, to engage independent advisors as it deems appropriate and to approve the fees and retention terms of such advisors.
     The Audit Committee meets with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Corporation’s internal controls and the overall quality of the Corporation’s financial reporting. The Audit Committee has reviewed and discussed with management and Deloitte & Touche LLP the audited financial statements for the fiscal year ended June 30, 2007. The Audit Committee has also reviewed and discussed management’s assessment of internal control over financial reporting with management and Deloitte & Touche LLP. The Audit Committee also reviewed and discussed with Deloitte & Touche LLP its reports (i) on the Corporation’s annual financial statements, and (ii) that management’s assessment that the Corporation maintained effective internal control over financial reporting as of June 30, 2007 was fairly stated and that the Corporation maintained, in all material respects, effective internal control over financial reporting as of June 30, 2007.
     The Audit Committee reviewed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). In addition, the Audit Committee discussed with Deloitte & Touche LLP their independence from management, and the Audit Committee has received from Deloitte & Touche LLP the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).
     Based on its review of the audited consolidated financial statements and discussions with management and Deloitte & Touche LLP referred to above, the Audit Committee recommended to the Board of Directors the inclusion of the audited financial statements for the fiscal year ended June 30, 2007 in the Corporation’s Annual Report on Form 10-K for filing with the SEC.

Respectfully submitted,

James B. Bachmann, Chairperson
Robert S. Hamilton
Edward H. Jennings
Zuheir Sofia

PROPOSAL NO. 2
RATIFICATION OF THE SELECTION OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     Deloitte & Touche LLP, an independent registered public accounting firm, has served as the Corporation’s independent auditors since 1961 and audited the consolidated financial statements for the year ended June 30, 2007. The Audit Committee is directly responsible for the appointment of the Corporation’s independent registered public accounting firm and has appointed Deloitte & Touche LLP to audit the Corporation’s financial statements for the year ending June 30, 2008. Although it is not required to do so, the Audit Committee has determined to submit its selection of the independent registered public accounting firm to the Corporation’s shareholders for ratification of its action as a matter of good corporate governance. In the event that Deloitte & Touche LLP is not ratified by the holders of a majority of the shares represented at the Annual Meeting, the Audit Committee will evaluate such shareholder vote when considering the selection of an independent registered public accounting firm to serve as the Corporation’s auditors for the 2009 fiscal year.
     Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
     The Board of Directors recommends a vote “FOR” the ratification of Deloitte & Touche LLP as the Corporation’s independent registered public accounting firm for the year ending June 30, 2008 by executing and returning the ENCLOSED WHITE PROXY CARD.
AUDIT AND RELATED FEES
     The following table recaps Deloitte & Touche LLP fees pertaining to the fiscal years ended June 30, 2007 and 2006:

	2007	2006
Audit Fees	$2,001,000	$1,983,000

Audit-Related Fees	—	—

Tax Fees	—	—

All Other Fees	—	—

Total Fees	$2,001,000	$1,983,000

     The Audit Committee considers whether the provision of non-audit services, if any, are compatible with maintaining the independence of Deloitte & Touche LLP. The Audit Committee’s pre-approval policies and procedures for non-audit services are described in the “Statement of Policy of the Audit Committee of Lancaster Colony Corporation Pre-Approval of Engagements With the Independent Registered Public Accounting Firm for Non-Audit Services,” attached as Appendix A to the Corporation’s Audit Committee charter, which itself is attached to this Proxy Statement as Appendix A. For the fiscal year ended June 30, 2007, all of the services described above were pre-approved by the Audit Committee.
PROPOSAL NO. 3
APPROVE AN AMENDMENT TO THE CODE OF REGULATIONS
     The Board of Directors has considered and recommends that the shareholders approve an amendment and restatement of the first sentence of Section 6.01 of the Corporation’s Code of Regulations to add language relating to a new requirement of NASDAQ that will become effective January 1, 2008 concerning uncertificated shares. The Board believes that the amendment is necessary to make it clear that the Corporation may provide for uncertificated shares in conformity with the new NASDAQ requirement regarding direct registration program eligibility.
     As of January 1, 2008, NASDAQ is requiring that listed companies allow for uncertificated shares in order to be eligible for a direct registration program. A direct registration program permits share ownership to be recorded and maintained on the books of a company or its transfer agent without the issuance of a physical stock certificate. The Corporation is not participating in a direct registration program or eliminating physical stock certificates. However, the new NASDAQ rule requires the Corporation’s Common Stock be eligible for such a program. The existing Code of Regulations does not specifically provide for uncertificated shares, although uncertificated shares are allowed under Ohio law. The Board of Directors therefore recommends that the Corporation’s shareholders adopt an amendment to the Corporation’s Code of Regulations that will amend and restate in its entirety the first sentence of Section 6.01 of the Corporation’s Code of Regulations as follows in this excerpt (marked to show the proposed changes as compared to the currently-existing first sentence):
     “SECTION 6.01. STOCK CERTIFICATES. ~~The shares~~ Shares of stock ~~of~~ in the Corporation ~~shall be represented by~~ may be certificated or uncertificated as provided by the Ohio general corporation law, provided that every holder of stock in the Corporation shall be entitled to certificates signed by the President or a Vice President and by a second officer who may be the Treasurer, an Assistant Treasurer, the Secretary, or an Assistant Secretary of the Corporation, certifying the number of shares evidenced thereby.”
The following version of the first sentence of Section 6.01 of the Corporation’s Code of Regulations indicates how the first sentence will appear after the changes are made by the proposed amendment:
     “SECTION 6.01. STOCK CERTIFICATES. Shares of stock in the Corporation may be certificated or uncertificated as provided by the Ohio general corporation law, provided that every holder of stock in the Corporation shall be entitled to certificates signed by the President or a Vice President and by a second officer who may be the Treasurer, an Assistant Treasurer, the Secretary, or an Assistant Secretary of the Corporation, certifying the number of shares evidenced thereby.”
     The proposed amendment makes it clear that the Corporation may issue uncertificated shares as provided by Ohio law. Shareholders will be entitled to hold their shares in certificated form if they prefer.
     The Board of Directors recommends a vote “FOR” approval of the proposed amendment to the Corporation’s Code of Regulations relating to a new requirement of NASDAQ regarding uncertificated shares by executing and returning the ENCLOSED WHITE PROXY CARD.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     The Corporation contracts with John Gerlach & Company, an accounting partnership, to provide certain internal auditing, general accounting and tax services of a type generally available from an independent accounting firm. A brother-in-law of the Corporation’s Chief Executive Officer, Mr. T. J. Conger, is a partner with John Gerlach & Company. The fees paid to John Gerlach & Company for its services are determined based on the hours of work performed and are reviewed by the Audit Committee. The fees incurred for services rendered for the fiscal year ended June 30, 2007 were $314,000.
     The Corporation’s Audit Committee reviews and approves or ratifies any transaction between the Corporation and a “related person” (as that term is defined under Item 404 of Regulation S-K) that is required to be disclosed under the SEC’s related person transaction rules. In general, the Audit Committee charter provides that, when reviewing related person transactions, the Audit Committee will consider the following:
•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction;

•	the significance of the transaction to the related person;

•	the significance of the transaction to the Corporation;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Corporation; and

•	any other matters the Audit Committee deems appropriate.
In the event of any conflict between this related persons transaction policy and any similar policies contained in the Corporation’s Code of Business Ethics, Standards of Conduct or other corporate governance documents, the terms of the related persons transaction policy will control. This related persons transaction policy is contained in the Audit Committee charter, a copy of which is attached to this Proxy Statement as Appendix A and is posted on the corporate governance page of the Corporation’s web site at www.lancastercolony.com.

SHAREHOLDER PROPOSALS
     Shareholder proposals intended to be included in the Proxy Statement for the 2008 Annual Meeting of Shareholders must be received by the Corporation at its principal executive offices no later than June 19, 2008. In addition, shareholder proposals will be considered untimely under the advance notice provision of the Corporation’s Code of Regulations if received by the Secretary of the Corporation less than 30 days prior to the date fixed for the 2008 Annual Meeting of Shareholders. In addition, if a shareholder fails to provide the Corporation notice of any shareholder proposal on or before September 2, 2008, then the Corporation may vote in its discretion as to the proposal all of the shares for which it has received proxies for the 2008 Annual Meeting of Shareholders.
OTHER MATTERS
     As of the date of this Proxy Statement, the Board of Directors knows of no other business that will come before the Annual Meeting. Should any other matter requiring the vote of the shareholders arise, the enclosed proxy confers upon the proxy holders discretionary authority to vote the same in respect to the resolution of such other matters as they, in their best judgment, believe to be in the interest of the Corporation.

By Order of the Board of Directors, John B. Gerlach, Jr. Chairman of the Board, Chief Executive Officer and President
October   , 2007

APPENDIX A
LANCASTER COLONY CORPORATION
Charter of the Audit Committee of the Board of Directors
I. Structure of Committee
This charter governs the operation of the Audit Committee (the “Committee”). The Committee shall review and reassess the adequacy of this charter at least annually and obtain the approval of the Board of Directors for any proposed changes to the charter. The charter shall be included as an appendix to the Company’s proxy statement at least once every three years. The Committee and its Chair shall be appointed by the Board of Directors, to serve at the discretion of the Board, and shall be comprised of at least three Directors, each of whom meets the independence requirements set forth in applicable rules of the Securities and Exchange Commission (“SEC”) and The Nasdaq Stock Market, Inc. (“Nasdaq”). All Committee members shall be financially literate (as more fully defined in Nasdaq rules) and at least one member shall be an “audit committee financial expert” as that term is defined by applicable rules of the SEC. Additionally, at least one member of the Committee will have accounting or related financial management expertise sufficient to meet the criteria of a financial expert within the meaning of Section 407 of the Sarbanes-Oxley Act of 2002.
The Committee and its members shall have unrestricted access to management. The Committee may, in its discretion, delegate authority with respect to specific matters to one or more members, provided that all decisions made in accordance with such delegated authority shall be presented to the full Committee at its next scheduled meeting.
II. Meetings
The Committee shall meet as often as deemed necessary and may have in attendance at its meetings such members of management (including internal auditors), the independent registered public accounting firm and such other advisors, accountants or consultants as it deems necessary or desirable to carry out its oversight duties and responsibilities. Electronic participation in meetings is acceptable if effected in compliance with the Company’s Code of Regulations.
The Committee shall meet at least annually with senior and financial management and representatives of the independent registered public accounting firm in separate executive sessions to discuss any matters that the Committee or any of these groups believes should be discussed privately.
III. Audit Committee Purposes
The function of the Committee is to assist the Board of Directors of the Company in fulfilling its oversight responsibilities relating to:
     •    the quality and integrity of the Company’s financial statements and related disclosure matters;
     •    the Company’s system of internal controls regarding financial and accounting compliance;
     •    the qualifications, independence and performance of the Company’s independent registered public accounting firm;

     •    the review of and response to complaints made to the Company or to the Committee regarding accounting, internal accounting controls and auditing matters and the establishment of procedures to permit delivery to the Committee of confidential and anonymous complaints from employees and others regarding such matters; and
     •    the Company’s compliance with other requirements imposed by the SEC or Nasdaq relating to auditing and internal financial and accounting matters and other matters for which it is assigned responsibility.
The Committee’s role in carrying out its function is one of oversight. It is the responsibility of the Company’s management to implement the matters described above, including the duty to plan and conduct audits and to prepare consolidated financial statements in accordance with generally accepted accounting principles (“GAAP”) and it is the responsibility of the Company’s independent registered public accounting firm to audit those financial statements. Each member of the Committee, in exercising his or her business judgment, shall be entitled to rely on the integrity of those persons and organizations within and outside the Company from whom he or she receives information and on the accuracy of the financial and other information provided to the Committee by such persons or organizations unless he or she has reason to inquire further. The Committee shall not undertake to provide any expert or other special assurance as to the content of the Company’s financial statements or any expert or professional certification as to the work of the Company’s independent registered public accounting firm.
IV. Committee Authority and Responsibilities
The Committee shall perform the following functions and may carry out additional functions and adopt additional policies and procedures in furtherance of the purposes of the Committee outlined in Section III of this charter as may be appropriate in light of changing conditions or regulations or as may be delegated to the Committee by the Board of Directors from time to time.
Appointment and Oversight of Independent Registered Public Accounting Firm and Other Advisors
     •    Have the sole authority to appoint, oversee, evaluate and, where appropriate, replace the independent registered public accounting firm, who shall report directly to and be accountable to the Committee.
     •    Have sole discretion and authority, in its areas of responsibility, to retain at Company expense and to terminate independent counsel or other advisors, and to approve the fees and retention terms for such advisors, if it shall determine the services of such advisors to be necessary or appropriate.
     •    Be directly responsible for approving, and for determining the appropriate funding to be provided by the Company for payment of:
     •    the fees and other compensation to be paid to the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services or related work for the Company and for oversight of their work;
     •    compensation to independent counsel or any other advisors employed by the Committee; and

     •    ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.
     •    Pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by the independent registered public accounting firm. The Committee may delegate to one or more Committee members the authority to pre-approve non-audit services to be performed by the independent registered public accounting firm provided that such pre-approvals shall be reported to the full Committee at its next meeting. Attached hereto as Appendix A are the Committee’s policies for pre-approval of non-audit services.
     •    Review reports from the independent registered public accounting firm regarding:
     •    all critical accounting policies and practices to be used;
     •    alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of their use and the treatment preferred by the independent registered public accounting firm; and
     •    other material written communications between the independent registered public accounting firm and management, such as any management letter or schedule of unadjusted differences.
     •    On an annual basis, obtain, review and discuss a report by the independent registered public accounting firm describing:
     •    the firm’s internal quality control procedures; and
     •    any material issues raised by the most recent internal quality review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.
     •    On an annual basis, review and discuss with representatives of the independent registered public accounting firm all significant relationships the independent registered public accounting firm has had with the Company during the preceding 12 months in order to determine the firm’s continued independence. Also on an annual basis the Committee shall ensure the receipt from the independent registered public accounting firm of a formal written statement delineating all relationships between the independent registered public accounting firm and the Company consistent with Independent Standards Board Standard No. 1.
     •    Monitor the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit, in each case at least once every five years (or more frequently, if required by law or regulation).
     •    Direct the Company to pay the amounts determined by the Committee to be paid as fees or other compensation to the independent registered public accounting firm for the purpose of preparing or issuing an audit report and as compensation to any advisers employed by the Committee.

Review of Financial Documents and Reports
     •    Review the Company’s annual financial statements and any reports or other financial information prepared by management and the independent registered public accounting firm, including the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Conditions and Results of Operations.” If deemed appropriate after such review, the Committee shall recommend to the Board of Directors that the financial statements be included in the Company’s Form 10-K filing.
     •    Review and discuss with the independent registered public accounting firm and management the Company’s interim quarterly financial results prior to the release of earnings and prior to the filing of the Company’s Form 10-Q. The Chair of the Committee may represent the entire Audit Committee for purposes of these reviews and such reviews may be conducted telephonically or in person.
     •    Review with financial management and the independent registered public accounting firm those communications required to be communicated by the independent registered public accounting firm by Statement on Auditing Standards (“SAS”) 61 as amended by SAS 90 relating to the conduct of the audit, as well as any significant audit problems or difficulties and management’s response, including:
     •    any restriction on audit scope or on access to requested information;
     •    any disagreements with management; and
     •    significant issues discussed with the independent registered public accounting firm’s national office.
     •    Prepare the following:
     •    the Audit Committee Report required by the rules of the SEC to be included in the Company’s annual proxy statement; and
     •    any disclosure required to be included in the Company’s public filings if the Committee approves the performance of any non-audit services by the independent registered public accounting firm.
Oversight of Internal Audit Function
     •    Review and discuss the annual internal audit plan, and the budget and staffing of the internal audit function.
     •    Review significant reports prepared by the internal auditors together with management’s response and follow-up to these reports.
     •    Review management’s assessment of the Company’s internal controls, its evaluation of the adequacy of the Company’s internal controls and discuss the results of such evaluation with the independent registered public accounting firm and the internal auditors.

     •    Review with management the Company’s major financial risk exposures and the steps taken by management to monitor, mitigate and control such exposures.
Review of Related Person Transactions
     •    Review and approve or ratify any transaction between the Company and a “related person” (as such term is defined under Item 404 of Regulation S-K) that is required to be disclosed under the rules of the SEC, and in so doing, consider:
     •    the nature of the related person’s interest in the transaction;
     •    the material terms of the transaction;
     •    the significance of the transaction to the related person;
     •    the significance of the transaction to the Company;
     •    whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; and
     •    any other matters the Committee deems appropriate.
In the event of any conflict between this Related Persons transaction policy and any similar policies contained in the Company’s Code of Business Ethics, Standards of Conduct or other corporate governance documents, the terms of the foregoing policy shall control.
Other Committee Responsibilities
     •    Monitor the Company’s compliance processes, including compliance with the Company’s Code of Business Ethics and any related corporate policies and review with the appropriate officers and/or staff of the Company and the Company’s counsel, as necessary, the adequacy and effectiveness of the Company’s procedures to ensure compliance with legal and regulatory requirements.
     •    Monitor the Company’s compliance with applicable rules and regulations regarding the hiring of employees or former employees of the independent registered public accounting firm.
     •    Maintain minutes of meetings and periodically report to the Board of Directors on significant matters relating to the discharge by the Committee of its responsibilities.
     •    At least annually, evaluate its performance against the requirements of this charter and review such evaluation with the Board of Directors.
     •    Perform any other activities consistent with this charter, the Company’s by-laws, and governing law, as the Committee or the Board of Directors deems necessary or appropriate.

APPENDIX A
STATEMENT OF POLICY
OF THE
AUDIT COMMITTEE OF
LANCASTER COLONY CORPORATION
PRE-APPROVAL OF ENGAGEMENTS WITH THE INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR NON-AUDIT SERVICES
The Sarbanes-Oxley Act of 2002 (the “Act”) vests the Committee with the responsibility to appoint and to oversee the work of the independent registered public accounting firm of the Company. Under the Act and SEC Rules that the SEC has issued pursuant to the Act, that responsibility includes in particular the requirement that the Committee review and pre-approve all audit and non-audit services performed by the independent registered public accounting firm. In exercising that responsibility with respect to proposed engagements for non-audit services, it is the policy of the Committee to give paramount consideration to the question of whether the engagement of the independent registered public accounting firm to perform those services is likely to create a risk that the independent registered public accounting firm’s independence may be compromised. To that end, the Committee will endeavor to exercise its discretion in a manner that will minimize the risk of compromising the independence of the independent registered public accounting firm.
In making this determination, the Committee is mindful of the guidance provided by the SEC: “The Commission’s principles of independence with respect to services provided by auditors are largely predicated on three basic principles, violations of which would impair the auditor’s independence: (1) an auditor cannot function in the role of management, (2) an auditor cannot audit his or her own work, and (3) an auditor cannot serve in an advocacy role for his or her client.” Thus, in evaluating whether a proposed engagement presents a risk of compromising the independence of the independent registered public accounting firm, the factors that the Committee will typically consider will include whether the service in question is likely to cause the independent registered public accounting firm to function in a management role, to be put in the position of auditing its own work, or to serve in an advocacy role for the Company. In addition, the Committee believes that the risk of such compromise may increase in direct proportion to the volume of non-audit services performed by the independent registered public accounting firm. Accordingly, it is the policy of the Committee that, in the absence of very strong countervailing considerations, the total amount of fees payable to the independent registered public accounting firm on account of non-audit services with respect to any fiscal year should not exceed the total amount of audit fees plus audit-related fees (as both such terms are used in the SEC Rules) plus tax-compliance/return-preparation services payable to the independent registered public accounting firm with respect to such year. Solely for purposes of the preceding sentence, amounts payable with respect to audit-related services and tax-compliance/return-preparation services will not be considered fees payable on account of non-

audit services. This policy is adopted with the intent to maintain Committee flexibility in circumstances under which the proposed engagement is likely to provide the Company with benefits that substantially outweigh the risk to independence.
In order to assist the Committee in applying this policy, any officer or other employee of the Company who proposes to engage the independent registered public accounting firm to perform non-audit services will be expected to submit such a proposal in writing to the Committee accompanied by the following supporting materials:
     1. A detailed description of each service proposed to be provided by the independent registered public accounting firm.
     2. A description of the extent, if any, to which the non-audit services in question are likely to cause the independent registered public accounting firm to function in the role of management, to recommend actions by the Company that the independent registered public accounting firm may be called upon to review in its role as the Company’s independent registered public accounting firm, or to serve as an advocate for the Company.
     3. A description of the qualifications of the independent registered public accounting firm that demonstrate its capability to perform each of the non-audit services in question.
     4. The name or names of service-providers who were considered as alternatives to the independent registered public accounting firm to perform the services in question, and a description of the qualifications of each such alternative service-provider relating to its capability to perform the services in question.
     5. A detailed explanation of the benefits that the Company is expected to enjoy as a result of engaging the independent registered public accounting firm, rather than an alternative service-provider, to perform the non-audit service in question.
     6. An estimate of the amount of fees that the independent registered public accounting firm is likely to be paid for performance of the non-audit services in question.
The Committee will typically be inclined to approve requests to engage the independent registered public accounting firm to provide those types of non-audit services that are closely related to the audit services performed by the independent registered public accounting firm, such as audit-related services, tax-compliance/return preparation services, and “due diligence” services relating to transactions that the Company may be considering from time to time. Because such non-audit services bear a close relationship to the audit services provided by the independent registered public accounting firm, the Committee believes that they will not ordinarily present a material risk of compromising the independent registered public accounting firm’s independence, subject to the Committee’s policy concerning the total amount payable to the independent registered public accounting firm for non-audit services with respect to any fiscal year.
Between meetings of the Committee, any two Committee members are authorized to concurrently and jointly review and, where consistent with this policy, to pre-approve non-audit services proposed to be performed by the independent registered public accounting firm that are budgeted for fees of Fifty Thousand Dollars ($50,000) or less. Any such pre-approval decisions shall be reported to the Committee as soon as practicable and in any event at its next meeting.
Under no circumstances will the Audit Committee approve the engagement of the independent registered public accounting firm for the performance of services that are prohibited by section 201(a) of the Act (15

U.S.C. §78j-1(g)), or by §210.2-01(4) of the SEC Rules (17 CFR Part 210.2-01(c)(4)). Such prohibited services include the following:
     1. Bookkeeping or other services related to the accounting records or financial statements of the Company, unless the results of those services will not be subject to audit procedures during an audit of the Company’s financial statements;
     2. Services relating to the design or implementation of financial information systems, unless the results of such services will not be subject to audit procedures during an audit of the Company’s financial statements;
     3. Services relating to appraisals or valuations, fairness opinions, or contribution-in-kind reports, unless the results of such services will not be subject to audit procedures during an audit of the Company’s financial statements;
     4. Any actuarially-oriented services (other than assisting the Company in understanding the methods, models, assumptions, and inputs used in computing an amount), unless the results of those services will not be subject to audit procedures during an audit of the Company’s financial statements;
     5. Internal audit outsourcing services relating to the Company’s internal accounting controls, financial systems, or financial statements, unless the results of such services will not be subject to audit procedures during an audit of the Company’s financial statements;
     6. Any management functions, whether or not temporary, including any decision-making, supervisory, or ongoing monitoring function for the Company;
     7. Any services relating to human resources of the Company, including searching for, testing, investigating, negotiating, or providing recommendations or advice with respect to human resources or prospective human resources;
     8. Any services relating to acting as a broker-dealer, promoter, or underwriter for the Company, including providing advice, exercising discretionary authority, or assuming custodial responsibility with respect to investment decisions or assets of the Company;
     9. Any service that can be provided only by a person licensed, admitted, or otherwise qualified to practice law in the jurisdiction in which the service is to be rendered;
     10. Providing an expert opinion or other expert service for the Company, or for the Company’s legal representative, for the purpose of advocating the Company’s interests in litigation or in a regulatory or administrative proceeding or investigation, except for factual accounts or testimony explaining work that the independent registered public accounting firm has performed, positions that the independent registered public accounting firm has taken, or conclusions that the independent registered public accounting firm has reached during the performance of any permitted service for the Company; and
     11. Any other service determined to be impermissible by SEC rules, the Public Company Accounting Oversight Board and the regulations adopted from time to time thereby, or any other applicable law, rule or regulation.

PRELIMINARY COPY
YOUR VOTE IS IMPORTANT Please complete, date, sign and mail your proxy card in the envelope provided as soon as possible. TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE — LANCASTER COLONY CORPORATION 37 West Broad Street, Columbus, Ohio 43215 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF LANCASTER COLONY CORPORATION Notice of the 2007 Annual Meeting of Shareholders to be held on November 19, 2007 The undersigned hereby appoints John B. Gerlach, Jr., John L. Boylan and David M. Segal, or any of them separately, as proxies of the undersigned, each with the power of substitution, and hereby authorizes them to represent and to vote, as designated herein, all the shares of common stock of Lancaster Colony Corporation held of record by the undersigned at the close of business on September 21, 2007 that the undersigned would be entitled to vote, and to exercise all of the powers that the undersigned would be entitled to exercise as a shareholder, if personally present, at the Annual Meeting of Shareholders to be held in the Lilac Room at The Hilton Columbus at Easton, 3900 Chagrin Drive, Columbus, Ohio 43219 at 11:00 a.m., Eastern Standard Time, on November 19, 2007, or at any and all adjournments or postponements of the Annual Meeting of Shareholders. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” EACH OF THE DIRECTOR NOMINEES NAMED HEREIN AND “FOR” PROPOSALS 2 AND 3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO TAKE ACTION AND VOTE IN ACCORDANCE WITH THEIR JUDGMENT UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING, OR AT ANY AND ALL ADJOURNMENTS OR POSTPONEMENTS OF THE ANNUAL MEETING. YOUR VOTE IS IMPORTANT. WE WOULD APPRECIATE YOUR PROMPTLY VOTING, SIGNING, DATING AND RETURNING THE ENCLOSED WHITE PROXY CARD USING THE ENCLOSED ENVELOPE. PLEASE VOTE, SIGN AND DATE ON THE REVERSE SIDE

DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED —— Please mark [ X ] votes as in this example. Proposals -— THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF PROPOSALS 1, 2 AND 3. 1. To elect three directors, each for a term that 2. To ratify the selection of Deloitte & Touche expires in 2010: LLP as the Corporation’s independent registered public accounting firm for the year 01 — John L. Boylan ending June 30, 2008: 02 — Henry M. O’Neill, Jr. 03 — Zuheir Sofia FOR AGAINST ABSTAIN [ ] [ ] [ ] [ ] Mark here to vote FOR all nominees. 3. To approve a proposed amendment to the [ ] Mark here to WITHHOLD vote from Corporation’s Code of Regulations to all nominees. conform with a new requirement of The NASDAQ Stock Market LCC regarding [ ] Mark here to vote FOR ALL nominees uncertificated shares: EXCEPT (to withhold a vote for one or more of the nominees listed above, mark FOR AGAINST ABSTAIN the box to the left and write the name(s) [ ] [ ] [ ] of the nominees for whom you want to withhold a vote in the space provided 4. To transact such other business as may here): properly come before the Annual Meeting or any adjournments or postponements of the ___Annual Meeting. ___Authorized Signatures -— This section must be completed for your vote to be counted -— Date and sign below. Dated: ___, 2007 ___Signature ___ Signature if held jointly Please sign exactly as name(s) appear hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. If a corporation, please sign in full corporate name and indicate the signer’s office. If a partnership, sign in the partnership name.

PRELIMINARY COPY
October   , 2007
Dear Lancaster Colony Corporation Employee Stock Ownership Plan Participant:
Pursuant to Section 5.9 of the Lancaster Colony Corporation Employee Stock Ownership Plan and Trust Agreement (the “Plan”), you are entitled to instruct Huntington Trust Company, N.A., as trustee under the Plan (the “Trustee”), as to the manner in which the Lancaster Colony Corporation shares of stock allocated to your individual account under the Plan are to be voted as well as a pro-rata portion (in the proportion that the number of shares allocated to your account under the Plan bears to the total number of shares in the Plan) of the shares allocated to other participants’ accounts under the Plan who do not provide instructions to the Trustee (“uninstructed shares”). The Annual Meeting of Shareholders of Lancaster Colony Corporation will be held on November 19, 2007 (see enclosed “Notice of Annual Meeting of Shareholders”). The matters which are anticipated to come before the shareholders and require shareholder action are set forth in the enclosed Proxy Statement. The Board of Directors of Lancaster Colony Corporation recommends that you vote in favor of proposals 1, 2 and 3. Consequently, please indicate your confidential voting instructions to the Trustee for the:

1.	Election of Directors

___	VOTE ALL SHARES of Lancaster Colony Corporation stock allocated to your individual account under the Plan together with a pro-rata portion of uninstructed shares FOR all Nominees listed under the section titled “Proposal No. 1 — Nomination and Election of Directors — Nominees for Term to Expire in 2010” of the Proxy Statement, enclosed.

OR:

___	WITHHOLD VOTE OF ALL SHARES of Lancaster Colony Corporation stock allocated to your individual account under the Plan together with a pro-rata portion of uninstructed shares FROM all Nominees listed under the section titled “Proposal No. 1 — Nomination and Election of Directors — Nominees for Term to Expire in 2010” of the Proxy Statement, enclosed.

OR:

___	VOTE ALL SHARES of Lancaster Colony Corporation stock allocated to your individual account under the Plan together with a pro-rata portion of uninstructed shares FOR all Nominees listed under the section titled “Proposal No. 1 — Nomination and Election of Directors — Nominees for Term to Expire in 2010” of the Proxy Statement, enclosed, EXCEPT WITHHOLD VOTE from the following nominee(s):

2.	Ratification of Selection of Independent Registered Public Accounting Firm

___	VOTE ALL SHARES of Lancaster Colony Corporation stock allocated to your individual account under the Plan together with a pro-rata portion of uninstructed shares FOR the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending June 30, 2008.

OR:

___	VOTE ALL SHARES of Lancaster Colony Corporation stock allocated to your individual account under the Plan together with a pro-rata portion of uninstructed shares AGAINST the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending June 30, 2008.

OR:

___	VOTE ALL SHARES of Lancaster Colony Corporation stock allocated to your individual account under the Plan together with a pro-rata portion of uninstructed shares to ABSTAIN in connection with the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending June 30, 2008.

3.	Amendment to Code of Regulations Regarding Uncertificated Shares

___	VOTE ALL SHARES of Lancaster Colony Corporation stock allocated to your individual account under the Plan together with a pro-rata portion of uninstructed shares FOR the approval of a proposed amendment to Lancaster Colony Corporation’s Code of Regulations to conform with a new requirement of The NASDAQ Stock Market LLC regarding uncertificated shares.

OR:

___	VOTE ALL SHARES of Lancaster Colony Corporation stock allocated to your individual account under the Plan together with a pro-rata portion of uninstructed shares AGAINST the approval of a proposed amendment to Lancaster Colony Corporation’s Code of Regulations to conform with a new requirement of The NASDAQ Stock Market LLC regarding uncertificated shares.

OR:

___	VOTE ALL SHARES of Lancaster Colony Corporation stock allocated to your individual account under the Plan together with a pro-rata portion of uninstructed shares to ABSTAIN in connection with the approval of a proposed amendment to Lancaster Colony Corporation’s Code of Regulations to conform with a new requirement of The NASDAQ Stock Market LLC regarding uncertificated shares.
Please check only one of the above for each matter to be voted upon, and then sign and return this form to the Trustee in the enclosed postage prepaid envelope.
NOTE: If no instructions are received from you by the Trustee by November 13, 2007, all such Lancaster Colony Corporation shares shall be voted by the Trustee as described in the first paragraph of this letter.

Very truly yours,

Lancaster Colony Corporation
Employee Stock Ownership Plan Committee

Date	Participant’s Signature
Enclosures

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